Report on the Remuneration Policy and Remuneration Paid 2023

Mission We are an energy company. We concretely support a just energy transition, with the objective of preserving our planet and promoting an efficient and sustainable access to energy for all. Our work is based on passion and innovation, on our unique strengths and skills, on the equal dignity of each person, recognizing diversity as a key value for human development, on the responsibility, integrity and transparency of our actions. We believe in the value of long-term partnerships with the Countries and communities where we operate, bringing long-lasting prosperity for all. Global goals for a sustainable development The 2030 Agenda for Sustainable Development, presented in September 2015, identifies the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable development on the current complex social problems. These goals are an important reference for the international community and Eni in managing activities in those Countries in which it operates.

Eni Report on the 2024 Remuneration Policy and Remuneration Paid 2023 The Report is published in the “Governance” and “Publications” sections of the Company website (www.eni.com)

Contents LETTER FROM THE CHAIRMAN OF THE REMUNERATION COMMITTEE 4 INTRODUCTION 6 EXECUTIVE SUMMARY 8 SECTION I — 2024 REMUNERATION POLICY 20 Section subject to the binding vote of the 2024 Shareholders’ Meeting Main changes in the Policy 20 Corporate governance 20 Bodies and parties involved 20 Engagement on Remuneration Policy 21 Eni Remuneration Committee 21 2024 Remuneration Policy approval process 25 Purpose and general principles of the Remuneration Policy 25 Purpose 25 General principles 26 2024 Remuneration Policy 27 Connection with corporate strategy 27 Market benchmarks and remuneration Peer Group 28 Employees’ remuneration and working conditions 29 Employee Stock Ownership Plan 2024-2026 29 Officers covered by the Policy 30 Chairman of the Board of Directors 30 Non-executive Directors 30 Board of Statutory Auditors 30 Chief Executive Officer and General Manager 31 Managers with Strategic Responsibilities 39

SECTION II — REMUNERATION AND OTHER INFORMATION 42 This section is subject to a non-binding vote of the 2024 Shareholders’ Meeting Introduction 42 Disclosure on remuneration changes 42 Implementation of the 2023 remuneration policies 44 Verification of 2023 performance for the purpose of the accrual of incentives payable and/or granteble in 2024 44 Remuneration accrued and/or awarded in 2023 46 Additional disclosure on the implementation of Remuneration Policy for 2022 50 Remuneration accrued in 2023 53 Table 1 – Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities 53 Table 2 – Monetary Incentive Plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities 56 Table 3 - Incentive plans based on financial instruments other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities 58 Shareholdings held 60 Table 4 - Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities 60 Annex under Article 84-bis of Consob Issuer Regulation - 2023 Implementation of the 2023-2025 Long-Term Incentive Plan (LTI) 61 Table No. 1 of Schedule 7 of Annex 3A to Regulation No. 11971/1999 61 ANNEX: LIST OF CHARTS AND TABLES 63

Letter from the Chairman of the Remuneration Committeen Dear Shareholders, For Eni, 2023 was a year of excellent results achieved in an uncertain and volatile environment, in which the company successfully continued on its path of industrial transformation, in line with its adopted strategy, focused in particular on the energy transition and decarbonisation. At the same time, Eni continued to pay the utmost attention to its People, including through the establishment of an extraordinary plan to support employees, which provided for a series of salary measures (an extraordinary one-off payment, fuel bonus, discount on gas and electricity utilities), in consideration of the loss of purchasing power caused by high inflation. In this context, I am also pleased to announce the introduction – in the Eni Remuneration Policy – of a Employee Stock Ownership Plan aimed at all employees, which will be implemented in the period from 2024-2026. This Plan made it necessary to update the Policy for 2024, which is then submitted for approval to the Shareholders' Meeting of 15 May 2024, together with the related Information Document. The purpose of the Employee Stock Ownership Plan is to strengthen Eni people's sense of belonging to the company and promote their participation in the company's objectives and growth in value, in line with shareholders’ interests. Remuneration Policy for 2024 First of all, the new Remuneration Committee played its role, both proactive and advisory, in the application of the 2023-2026 Remuneration Policy, drafted at the end of the previous Board term, in line with the recommendations of the Corporate Governance Code, to which the company adheres. The decision to launch the Employee Stock Ownership Plan entailed the need to amend the Policy, in relation to the participation in the Plan of the Chief Executive Officer and General Manager and of Managers with Strategic Responsibilities (limited to the symbolic grant of one share). Against this backdrop, the Committee, having appreciated the high approval level for the 2023-2026 Policy, which exceeded 90%, decided to continue along the line outlined by the previous Board and Shareholders' Meeting and not propose any further changes of substance. Therefore, the Policy for 2024 keeps the structure and remuneration levels of directors and management unchanged, with the only substantial change being the Employee Stock Ownership Plan. Additionally, the Clawback Regulation was updated, using the terms requested in the recent SEC/NYSE regulation, for cases of “accounting restatement”. Shareholder engagement Also for the new mandate, the Committee intends to ensure clear, correct, timely and complete communication with Proxy Advisors and Institutional Investors, with the utmost openness to dialogue and in compliance with the principle of equal information and applicable regulations for the handling and disclosure of documents and information concerning the Company Massimo Belcredi Chairman of the Remuneration Committee

In performing its functions, the Remuneration Committee, immediately after its inauguration, scheduled two rounds of meetings in which I participated directly. The purpose of these meetings was not only to present the new composition of the Committee, but also to engage in dialogue with the market on issues within the Committee's remit, under the terms set out in the Policy for Managing Dialogue with Investors. The Committee intends to continue this dialogue in order to answer questions from investors and receive input on possible future developments in the Policy. Results in 2023 The implementation of remuneration policies in 2023 reflects Eni's excellent financial and operational performance, as well as the implementation of its energy transition and decarbonisation strategy. In particular, the remuneration of the Chief Executive Officer and General Manager is strongly correlated to trends in the company’s results and the value created for shareholders. This evidence shows that Eni's Remuneration Policy contributes to the achievement of strategic objectives and aligns with the interests of shareholders and stakeholders, through an incentive system characterised, both in the short and long term, by balanced metrics – financial and nonfinancial – that also give significant weight to environmental and energy transition objectives. Conclusion It is a pleasant duty for me to thank the other members of the Committee, Cristina Sgubin and Raphael Vermeir, for their constant availability and the contribution they have always made, thanks to their great wealth of professionalism and experience. Dear Shareholders, I leave you to read the Report on the 2024 Remuneration Policy and on Remuneration Paid 2023. I trust in your continued support for the Eni Remuneration Policy, also with respect to the introduction of the Employee Stock Ownership Plan for all employees. March 4, 2024 Massimo Belcredi Chairman of the Remuneration Committee

Introduction The introduction of a Employee Stock Ownership Plan for all employees made it necessary to update the Remuneration Policy for 2024, which will therefore be submitted to the 2024 Shareholders’ Meeting for a vote. This Report on the Remuneration Policy 2024 and on Remuneration Paid 2023 (hereafter, the “Report” or the “Remuneration Report”) was approved by the Board of Directors on April 4, 2024, based on a proposal from the Remuneration Committee, in compliance with current legal and regulatory requirements1 , with an annual duration in relation to potential developments in the regulatory, organisational and business scenarios. The Report includes: • in the first section, a description of the Remuneration Policy for 2024, adopted by Eni SpA (hereafter, “Eni” or the “Company”) for the Directors, Statutory Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities2 , subordinate to approval by the Shareholders’ Meeting on May 15, 2024 (binding vote), called to approve the annual financial statements at December 31, 2023. The first section also includes a description of the Employee Stock Ownership Plan for all employees, including the Chief Executive Officer/General Manager and Managers with Strategic Responsibilities. Finally, the section describes the corporate bodies involved and the procedures used for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the remuneration policies of the companies directly and indirectly controlled by Eni3 , with the exclusion of the listed subsidiaries (also jointly controlled), directly required to apply the legislation. The Remuneration Policy has been prepared in line with the principles and the recommendations of the Corporate Governance Code4 , as well as the additional indications of the Corporate Governance Committee5 .. • in the second section, the implementation of the Policy applying in 2023, with the information on the final results and an indication of the remuneration accrued and the equity investments held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with Strategic Responsibilities, which will be submitted to the 2024 Shareholders’ Meeting for a non-binding vote. Finally, the section presents, for the 2023-2025 Long-Term Incentive Plan, information on implementation in 2023, in line with current regulations6 .. The two sections of the Report are introduced by an Executive Summary that provides an overview of the Remuneration Policy for 2024 and some background information. (1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art. 3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions). (2) Those persons who have the power and responsibility, directly or indirectly, for planning, directing and controlling Eni fall under the definition of “Managers with Strategic Responsibilities”, in accordance with Art. 65, paragraph 1-quater of the Issuers Regulation. Eni Managers with Strategic Responsibilities, other than Directors and Statutory Auditors, are those who report directly to the Chief Executive Officer and Chairman of Eni and, in any case, those who sit on the Management Committee. For more information on the organisational structure of Eni, see the Company’s website (www.eni.com). (3) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for companies subject to regulation, as well as in accordance with the provisions of local legislation. (4) For further information on the terms of adoption of Eni’s Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section “Corporate Governance” on the Company website. (5) See the December 15, 2023 press release available on the Borsa Italiana website. (6) Art. 114-bis of the Consolidated Law on Financial Intermediation and Art. 84-bis of the Consob Issuers Regulation. Section I - subject to the binding vote of the 2024 Shareholders’ Meeting Section II - subject to the non-binding vote of the 2024 Shareholders’ Meeting

The text of this Report will be published no later than twenty-one days before the date of the Shareholders’ Meeting at which shareholders will be invited to approve the 2023 financial statements as well as to express a binding vote on the first section of the Report and, with a non-binding resolution, on the second section, in accordance with applicable regulations7 .. The text of the Report is available at the Company’s registered headquarters, on the Company website in the sections “Governance” and “Publications”, and via the website of the provider of disclosure and storage services for regulated information “1Info” (available at www.1info.it). As required by law8 , PricewaterhouseCoopers S.p.A., which is in charge of the statutory audit, verified the preparation of the second section of the Report. The documents relating to existing remuneration plans based on financial instruments are available in the “Corporate Governance” section of the Company website.(7) Art. 123-ter of the Consolidated Law on Financial Intermediation, as modified by Art. 3 of Italian Legislative Decree 49/19 (paragraphs 3-bis, 3-ter and 6, in particular). (8) Art. 123-ter, paragraph 8-bis, of the Consolidated Law on Financial Intermediation, as modified by Art. 3 of Italian Legislative Decree 49/19.

Executive Summary The purpose of the Executive Summary is to provide to the market an overview of the trend in the market results (TSR) and the main indicators of environmental sustainability and human capital (accidents, GHG emissions, pay ratio and minimum wages) and an analysis of pay for performance. The Summary also briefly presents the Remuneration Policy for 2024, the connection with the Eni strategy and the results of the shareholders’ vote on the Remuneration Policy and on its implementation in the previous years. CONTENTS SUMMARY INDICATORS FOR 2023 2024 REMUNERATION POLICY AND CONNECTION WITH THE COMPANY'S BUSINESS MODEL AND STRATEGY RESULTS OF THE SHAREHOLDERS’ VOTE

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 9

SUMMARY INDICATORS FOR 2023

Total Shareholder Return

TSR: In the 2015-2023 period, Eni delivered a Total Shareholder Return (TSR) of +66.6%, compared to +64.8% for the Peer Group[9], while the FTSE MIB produced a TSR of +98.6%, compared to an average of +56.2% for the peer companies' respective benchmark stock market indices[10].

CHART 1 – TOTAL SHAREHOLDER RETURN (ENI VS. PEER GROUP AND BENCHMARK STOCK MARKET INDICES)


100
90
80
70
60
50
40
30
20
10
0
-10
-20
-30
-40
2015
2016
2017
2018
2019
2020
2021
2022
2023
98.6
66.6 eni
64.8
56.2
Average TSR - Peer Stock Market indices (%)
Ftse Mib TSR (%)
Eni TSR (%)
Average TSR - Peer Group (%)

Severity Incident Rate

SIR: In 2023, the Severity Incident Rate (SIR) saw a clear improvement with respect to the previous year, thanks to a drop in the most serious injuries. Eni's Total Recordable Injury Rate (TRIR) also improved on the previous year, still the "best in class" among its Oil & Gas peers (the second in the ranking, TotalEnergies, reported a TRIR of 0.67 in 2022 vs. Eni's 0.41).

CHART 2 – TOTAL RECORDABLE INJURY RATE[a] (TRIR) AND SEVERITY INCIDENT RATE[b] (SIR)


TRIR
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
SIR
60
50
40
30
20
10
0
Total Recordable Injury Rate (TRIR)
Severity Incident Rate (SIR)
54
33
16
45
35
17
8
48
13
0.45
0.35
0.33
0.35
0.34
0.36
0.34
0.41
0.40
2015
2016
2017
2018
2019
2020
2021
2022
2023[c]

(a) Total recordable injuries/hours worked x 1,000,000.
(b) Total recordable injuries weighted for severity/hours worked x 1,000,000.
(c) In 2023, this indicator also measures management's commitment to developing a safety culture, through training, digital tools and innovative projects, verifying the relative implementation and internalisation of the behaviours requested.

(9) The Peer Group consists of: BP, Equinor, OMV, Repsol, Shell and TotalEnergies.
(10) Benchmark indices are: Cac 40, FTSE 100, AEX and OBX.

Net GHG emissions of upstream operated and non-operated equity (Scope 1+2): Net Scope 1+2 Equity Upstream emissions amounted to 8.9 MtCO2 eq. in 2023, down by around 10% with respect to the final figure for 2022 (9.9 MTCO2 eq.). The result benefited from actions to optimise operating management and improve efficiency. The chart also shows the trend for the GHG Scope 1 and 2 emission intensity equity parameter. Total target remuneration of the Eni Chief Executive Officer in 2023 is classified in 10th place with respect to the CEOs of the companies in its Peer Group. The comparison between the trend of TSR and total CEO/GM remuneration in the 2015-2023 period shows a good correlation. CHART 3 – NET GHG EMISSIONS UPSTREAM SCOPE 1 AND 2 EQUITY AND GHG EMISSION INTENSITY SCOPE 1 AND SCOPE 2 UPSTREAM EQUITY (a) Policy target indicated in the Remuneration Reports of the companies, converted to euro at the exchange rate at December 30 Eni Total Remuneration Positioning vs. Peer Group GHG emissions

CHART 5 – PAY FOR PERFORMANCE ANALYSIS (ENI TSR VS. TOTAL REMUNERATION FOR CEO/GM 2015-2023) CEO/GM pay ratio vs. median employee remuneration: below reports the pay ratios between the remuneration of the Chief Executive Officer and General Manager and the median remuneration of employees in Italy and globally, calculated in reference to both the fixed remuneration and the total remuneration11. The total remuneration ratio is increased with respect to 2022, mainly reflecting the change in the Long-Term Stock Incentive granted in 2023, in relation to the increase in the Eni share price at the time of the grant with respect to that when awarded (€15.27 vs. €8.21).CEO/GM pay ratio vs. median employee remuneration TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION Gender pay ratio: the gender pay ratio data for fixed and total remuneration, at the general level and by professional category, (“raw” pay ratio) are shown below. They show a substantial alignment between the salaries of the female and male populations for the Italian and global population, with differences in some categories mainly attributable to a lower presence of women. With respect to the 2022 figures, the data are mainly unchanged with a variation in the Blue collar Italy category due to the entry of female workers from sectors utilising collective bargaining agreements with lower salary references than the reference contract for Eni. Gender pay ratio (11) Total remuneration includes the variable monetary remuneration components and measured benefits.

TABLE 2 – RAW GENDER PAY RATIO(a) (a) The gender pay ratio is calculated as the ratio between the average remuneration of women and the average remuneration of men. Considering the same role level in each professional category, according to the United Nations principle “equal pay for equal work” (Table 3), the alignment between the remuneration of women and men is clearer, with statistically negligible and substantially stable differences over the years. TABLE 3 – GENDER PAY RATIO WITH EQUAL ROLES AND SENIORITY(a) (a) The gender pay ratio is calculated as the ratio between the average remuneration of women and the average remuneration of men.

Minimum Wage: For each country in which it operates, Eni’s policy remuneration standards are well above the legal/contractual minimums, as well as in the 1st decile12 of the local remuneration market. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. The table shows a comparison between the 1st decile of Eni, the 1st decile of the market and the legal minimum for the main Countries where Eni is present, both expressed as percentages.Minimum wages TABLE 4 – MINIMUM WAGES (a) Ratio refers to fixed and variable remuneration of blue collars or white collars for countries where Eni has no blue collars (market data from Korn Ferry). (b) Minimum salaries as defined by law in the various countries or, if not applicable, in national collective bargaining agreements.(12) The 1st decile represents market practices below which 10% of remuneration is placed.

2024 REMUNERATION POLICY AND CONNECTION WITH THE BUSINESS MODEL AND STRATEGY Eni’s business model is focused on creating value for its stakeholders through a strong presence along the whole energy value chain: from exploration, development and extraction of oil and natural gas, to the generation of electricity from cogeneration and renewable sources, to traditional and bio refining and chemistry, up to the development of circular economy processes and marketing to end markets as well as retail and business customers. Eni aims at contributing, directly or indirectly, to achieve the Sustainable Development Goals (SDGs) of the UN 2030 Agenda, supporting a just energy transition, responding through concrete and economically sustainable solutions to the challenge of combating climate change and giving access to energy resources for all in an efficient and sustainable way. ENVIRONMENTAL SUSTAINABILITY AND ENERGY TRANSITION GOALS (WEIGHT 35%) LTI PLAN 2023-2025 (*) As of December 31, 2023 or in 2023, unless stated otherwise. (**) People involved in local projects could have benefitted from more than one initiative in different areas of opportunity

The Remuneration Policy supports the achievement of the goals set in the Company’s Strategic Plan by promoting, through a balanced use of performance measures in the short and long-term incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders over the medium to long-term. The 2023-2025 Long-Term Equity-based Incentive Plan supports the Strategic Plan guidelines by providing a specific environmental sustainability and energy transition goal (with an overall weight of 35%), made up of targets related to decarbonisation, energy transition and circular economy. TABLE 6 – OUR GOVERNANCE PRACTICES WHAT WE DO • Variable incentive plans linked to measurable and predetermined, financial and non-financial, targets, consistent with the Strategic Plan • Pay mix of executive roles characterized by significant long-term components • Performance assessed both in absolute terms and in comparison with industry peers • Long-term incentive vesting periods of no less than 3 years, and lock-up clauses for equity instruments • Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules • Structured engagement plan to respond to the expectations and feedback of our shareholders WHAT WE DON’T DO • No remuneration higher than national and international market benchmarks • No forms of variable remuneration for non-executive Directors • No extraordinary incentives for the CEO/GM • No severance package that exceeds the limits set for by labour agreements and applicable law • No benefits of excessive value, limited to healthcare and pension benefits TABLE 5 – ALIGNMENT WITH THE STRATEGIC PLAN

TABLE 7 – 2024 REMUNERATION POLICY SUMMARY The 2024 Eni Remuneration Policy for Directors, Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities was approved by the Board of Directors on April 4, 2024 and, keeping remuneration levels unchanged with respect to the previous Policy, has one substantial innovation which is the introduction of a Employee Stock Ownership Plan (ESOP) for all employees. The Policy is intended to attract and retain individuals of high managerial standard, and motivate them to achieve sustainable long-term objectives. MARKET REFERENCES Chief Executive Officer and General Manager (GM): Remuneration Peer Group consisting of European companies in the Energy and Utilities sector and other comparable industrial sectors (Shell, TotalEnergies, BP, Repsol, Equinor, OMV, RWE, Iberdrola, E.ON, ENGIE, Enel, BASF, Bayer, Rio Tinto, Anglo American, Volkswagen, Vodafone, Siemens). Chief Operating Officers and Other Managers with Strategic Responsibilities (MSRs): Selected markets within the national and international industrial sector for roles with the same level of responsibility. FIXED REMUNERATION PURPOSE AND CONDITIONS Reward skills, experience and responsibility CRITERIA AND PARAMETERS CEO: Fixed remuneration of €1,600,000, equal to that in the 2020-2023 term in relation to responsibilities and powers assigned and the continuation of the employment relationship. MSRs: Fixed remuneration is based on the role assigned, potentially adjusted to median market remuneration level. SHORT-TERM INCENTIVE PLAN PURPOSE AND CONDITIONS Motivate to achieve annual targets in a perspective of medium/long-term sustainability The Plan is subject to malus/clawback conditions. 2024 targets for CEO: 1. Economic and financial results: EBT (12.5%); organic Free Cash Flow (12.5%); 2. Operating results: production of hydrocarbons (12.5%); incremental installed renewable capacity (12.5%); 3. Environmental sustainability and human capital: upstream GHG net emissions Scope 1 and Scope 2 equity (12.5%); Severity Incident Rate (12.5%); 4. Efficiency and financial strength: ROACE (12.5%) and Net Debt/EBITDA (12.5%). 2024 targets MSRs: Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them. Assessment • Performance scale: 70 - 150 points (target=100; below 70 points the result is calculated as zero); • Minimum incentive threshold: 85 total performance points; • Possible application to the performance score of an adjustment coefficient of 1.1 for operations and/or results of particular strategic significance (with a maximum score of no more than 150 points) or of 0.9 for adverse scenarios and extraordinarily negative economic-financial results (with a minimum score of no less than 85 points). INCENTIVE CRITERIA AND LEVELS CEO incentive level • Incentive base: 150% of fixed remuneration; • Vested incentive: between 85% and 150% of incentive base, with an annual portion (65%) and deferred a portion (35%) subject to three-year results and disbursed in a variable amount between 28% and 230% of the awarded portion. • Annual amount payable: - threshold of 83% of fixed remuneration; - target of 98% of fixed remuneration; - max. 146% of fixed remuneration. • Payable deferred portion: - threshold of 38% of fixed remuneration; - target of 68% of fixed remuneration; - max. 181% of fixed remuneration. MSRs incentive level • Incentive base: up to a maximum of 100% of fixed remuneration; • Annual amount payable: up to a maximum of 98% of fixed remuneration; • Payable deferred portion: up to a maximum of 121% of fixed remuneration; LONG-TERM EQUITY-BASED INCENTIVE PLAN 2023-2025 PURPOSE AND CONDITIONS Encourage long-term value creation for shareholders and sustainability The Plan is subject to malus/clawback conditions and 50% of the shares granted are restricted for 2 years after the grant date; for the CEO/GM, this is equivalent, in the event of shares granted annually equal to the value of the LTI awarded, to a shareholding objective, achievable within 2 years, of an value equal to 1.5 times the fixed remuneration. CRITERIA AND PARAMETERS (continued) No. of shares awarded Determined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award. Three-year targets 1) 25% Market Target: linked to Total Shareholder Return (relative); 2) 40% Economic and Financial Target: Organic Free Cash Flow (absolute); 3) 35% Environmental Sustainability and Energy Transition Targets (absolute), structured as follows: 3.1) 10% Decarbonisation Target: upstream net GHG emissions Scope 1 and Scope 2 equity; 3.2) 15% Energy Transition Objective: electricity generation production from renewables and biojet fuel production; 3.3) 10% Circular Economy Target: vertical integration of agribusiness.

(continued) CRITERIA AND PARAMETERS Performance measurement over a 3-year period • Relative parameters: measured against the Peer Group of six European energy companies (Shell, TotalEnergies, BP, Repsol, Equinor and OMV). • Absolute parameters: (FCF, Decarbonisation, Energy transition and Circular economy): measured against targets set in the Strategic Plan. No. of shares granted at the end of the vesting period Determined as a function of performance over 3 years applying a variable multiplier between 40% (threshold) and 180% (maximum) of the number of awarded shares. INCENTIVE LEVEL CEO: • Value of awarded shares: up to a max amount equal to 150% of total fixed remuneration. • Value of granted shares: - threshold of 60% of fixed remuneration; - target of 183.75% of fixed remuneration; - max. 270% of fixed remuneration. MSRs: • Value of awarded shares: depending on the level of the role, up to 75% of fixed remuneration. • Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration. N.B: the monetary values are net of the impact of any changes in the stock price. EMPLOYEE STOCK OWNERSHIP PLAN 2024-2026 PURPOSE Strengthen Eni people's sense of belonging to the company and participation in the growth of corporate value, in line with the interests of shareholders, as well as to support their purchase power. CRITERIA AND PARAMETERS The Plan calls for three annual grants in the period 2024-2026 and, in particular, for the two-year period 2024-2025 two free grants of Eni shares for an individual monetary value of €2,000, while for 2026 a "co- investment” which provides, upon the purchase of Eni shares by the employee, the grant of free shares by the company, according to a matching share mechanism of 50% up to a maximum of 1,000 euros. The shares will be subject to lock-up restrictions (three years for shares granted free of charge, annual for any shares purchased by employees). For the Chief Executive Officer and General Manager, Chief Operating Officers and Managers with Strategic Responsibilities and Executives participating in the LTI Equity-Based Plan, the grant is limited to 1 symbolic share. For more detailed information, including the cost and share capital, please see the Information Document for the Plan(a). OTHER TREATMENTS NON-MONETARY BENEFITS PURPOSE Retain managers in the Company CRITERIA Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary company level agreements for Executives (including GM and MSRs). • Supplementary pension scheme; • Supplementary healthcare scheme; • Insurance; • Car for business and personal use. PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT PURPOSE Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause. TERMINATION INDEMNITY CEO: For the role of CEO: equal to two years of fixed remuneration (in line with Recommendation 2009/385/EC) in the case of early termination of a term or non-renewal, as well as resignation justified by a reduction of delegated powers. For the role of General Manager: indemnity in the case of consensual termination equal to two years of fixed and short-term remuneration, within the limits of the protections established in the collective bargaining agreement(b) (CCNL). Indemnities are not due in the event of dismissal for “just cause” and resignation not justified by a reduction of delegated powers. MSRs: For Managers with Strategic Responsibilities, as for all Eni executives, there are various treatments agreed upon individually based on criteria established by Eni for cases of retirement incentives which take into account the role held and performance, ithin the limits of the protections established in the same CCNL(b) which call for, in the case of terminations without just cause, a maximum of three years of total actual remuneration, including the notice. NON-COMPETE AGREEMENT CEO: The continuation of the non-compete agreement already activated by the Board of Directors on March 14, 2019. Agreement Requirements • validity: 18 months; • non-compete constraints: for the Oil & Gas sector these include 19 countries, updated to also include companies in the Circular Economy sector. Agreement Payment • fixed component: €1.8 million; • variable component: determined as a function of the average of results for the STI Plan in the previous three years, between €500,000 (performance target) and €1,000,000 (maximum performance). MSRs: Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken. (a) Prepared pursuant to Article 114-bis of Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Consob Issuers Regulation (resolution 11971 of May 14, 1999), published on the Company's website in the “Governance/Remuneration” section in compliance with current regulations.(b) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (Article 2121, Civil Code).

RESULTS OF THE SHAREHOLDERS’ VOTE The Shareholders’ Meeting of May 10, 2023, in accordance with the provisions of applicable regulation, approved the Remuneration Policy for the 2023-2026 term. The percentage of participants voting in favour was 92.64%, while the subset of institutional investors voting in favour came to 85.80%. The average approval rate of Eni’s Remuneration Policy therefore remains at around 90% for both categories. As regards the non-binding shareholders’ vote on the second section of the Report at the Shareholders’ Meeting on May 10, 2023, the percentage of participants voting in favour came to 78.33%, while the subset of institutional investors voting in favour was 58.18%.Against Abstaining CHART 6 – RESULTS OF SHAREHOLDERS’ VOTE ON ENI REMUNERATION REPORT IN 2017-2023 - SECTION I TOTAL SHAREHOLDERS (% voting)

CHART 7 – RESULTS OF SHAREHOLDERS’ VOTE ON ENI REMUNERATION REPORT IN 2020-2023 - SECTION II TOTAL SHAREHOLDERS (% voting) Sec. II – Shareholders’ vote on the Implementation of the Policy 2020-2023 The votes achieved highlight the efficacy of the Remuneration Policy in supporting the corporate strategy and the use of constant and open dialogue with the market.

Section I 2024 Remuneration Policy This Section will be subject to a binding vote during the Shareholders’ Meeting of May 15, 2024, according to the provisions of applicable legislation. The Policy described in this section has a one- ear duration. Employee Stock Ownership Plan MAIN CHANGES IN THE POLICY (13) For more information regarding the Eni corporate governance system, please refer to the “Corporate Governance and Shareholdings Structure Report” published in the “Corporate Governance” section of the ompany website. The 2024 Remuneration Policy for Directors, Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities was approved by the Board of Directors on April 4, 2024 and, keeping remuneration levels unchanged with respect to the previous policy, has one substantial innovation which is the introduction of a Employee Stock Ownership Plan for all Eni employees, with the aim of strengthening their sense of belonging to the company and participation in the growth of corporate value, in line with the interests of shareholders, as well as to support their purchase power. For the Chief Executive Officer, the Chief Operating Officers, Managers with Strategic Responsibilities and Executives involved in the LTI equity-based Plan, grant has a purely symbolic value, as better described in the dedicated section. Additionally, the Clawback Regulation was updated, using the terms requested in the recent SEC/NYSE regulation, for cases of “accounting restatement”. CORPORATE GOVERNANCE Bodies and parties involved Compliance of Policy with provisions of law and By-laws Bodies and parties involved The Remuneration Policy of members of the Eni Board of Directors, Board of Statutory Auditors, as well as Chief Operating Officers and Managers with Strategic Responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which: • the Shareholders’ Meeting determines the remuneration of the Chairman and other members of the Board of Directors, as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-Laws, Art. 2402 of the Italian Civil Code); • the Board of Directors determines the remuneration of the Directors with delegated powers and of those who participate in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code). In line with Eni’s corporate governance system13, the Board is responsible for: • approving the Remuneration Policy described in the first section for members of the Board of Statutory Auditors and Managers with Strategic Responsibilities; • defining the Company’s targets and approving the Company’s performance thereby determining the variable remuneration of eligible Directors with delegated powers; • subject to a proposal of the Chairman in agreement with the Chief Executive Officer, defining the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors. (13) For more nformation regarding the Eni corporate governance system, please refer to the “Corporate Governance and Shareholdings Structure Report” published in the “Corporate Governance” section of the Company website.

In line with the recommendations of the Italian Governance Code, the Board of Directors is supported,by a Committee of independent Non-Executive Directors (the Remuneration Committee) which makes proposals and provides advice on all remuneration issues. The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders’ Meeting, which is called to express a binding vote on the matter with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes. The Board of Directors ensures that the remuneration paid and accrued is consistent with the principles and criteria defined in the Policy, in light of the results achieved and other circumstances relevant to its implementation (Principle XVII of the Governance Code). The Shareholders’ Meeting is required to express an advisory vote on the second section of the Report, devoted to remuneration paid during the year to Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, Managers with Strategic Responsibilities. (14) https://www.eni.com/it_IT/azienda/governance/remunerazione.page. (15) The rules of the Remuneration Committee are available in the “Corporate Governance” section of the Company’s website. Engagement on Remuneration Policy At Eni, we develop interaction with our shareholders and institutional investors regarding remuneration policies, since we are aware of the importance of involving shareholders in the process of defining and monitoring the actual implementation of the Remuneration Policy for Directors and Managers with Strategic Responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II. Eni offers it shareholders and investors a number of tools and channels for communication: periodic meetings and conference calls and the publication of detailed and complete information on its website (“Remuneration” section14 on the “Governance” page). In particular, an annual Engagement Plan is established, with the main institutional investors and proxy advisors, to help with proposals of Policies to submit for approval at the Shareholders’ Meetings, in line with the Policy for Managing Dialogue with Investors, approved by the Board of Directors. In the context of the Engagement Plan, two cycles of meetings are envisaged, in the autumn and spring, with the participation of the Chairman of the Remuneration Committee, highlighting the importance of direct communication with the market on the issues the Committee is responsible for, within the terms of the Policy for Managing Dialogue with Investors. The Committee examines and monitors the results of engagement activities, in line with the Policy for Managing Dialogue with Investors, ensuring the Board of Directors is adequately informed on developments with reference to dialogue on remuneration issues. Eni Remuneration Committee Composition, appointments and tasks The Eni Remuneration Committee was first established by the Board of Directors in 1996. Its composition and appointment, remit and operations, in line with the recommendations of the Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website15. Adoption of an Engagement Plan Composition and role of the Remuneration Committee

The Committee is composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Italian Governance Code and all possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended (for at least one member of the Committee) by the Italian Governance Code16 (Recommendation no. 26). Below are details of the composition and meetings of Committee in 2023. The Head of Human Capital & Procurement Coordination of Eni acts as Secretary to the Committee, with the help of the Head of Compensation & Benefits, assists the Committee and its Chairwoman in the performance of their activities. The Committee assists the Board of Directors with preparatory, consultative and advisory functions in accordance with the By-laws and the Corporate Governance Code (Principle XVI and Recommendation no. 25, letters a), b), c) and d): • submits to the Board of Directors for its approval the “Report on Remuneration Policy and Remuneration Paid” and, in particular, the Remuneration Policy for members of corporate bodies, General Managers and Managers with Strategic Responsibilities, without prejudice to provisions of Art. 2402 of Italian Civil Code, to be presented to the Shareholders’ Meeting called to approve the financial statements, as provided for by the applicable law; • presents proposals and expresses opinions for the remuneration of the Chairman of the Board of Directors and the Chief Executive Officer, covering the various forms of compensation and benefits awarded; • presents proposals and expresses opinions for the remuneration of members of the Board’s internal committees; • having examined the Chief Executive Officer’s indications, presents proposals for general criteria for the remuneration of Managers with Strategic Responsibilities; annual and Long-Term Incentive Plans, including equity-based plans; establishing performance targets and assessing performance against them, in connection with the determination of the variable portion of the remuneration for Directors with delegated powers and with the implementation of the approved incentive plans; • periodically evaluates the adequacy, overall consistency and actual implementation of the adopted Policy and assesses, in particular, the actual achievement of performance objectives, formulating proposals on the matter to the Board; • examines and monitors the results of the engagement activities carried out in support of Eni Remuneration Policy, within the terms set forth in the engagement policy approved by the Board. In addition to performing its functions, the Committee shall deliver opinions on any remuneration transactions eventually required by the current Company procedure in respect of transactions with related parties17, within the conditions laid down in the same procedure. The Committee reports at the first available meeting of the Board of Directors on the most significant issues addressed by the Committee during the meetings. It also reports to the Board on its activities at least every six months and no later than the time limit for the approval of the Annual Report and the Interim Report, at the Board meeting designated by the Chairman of the Board of Directors. (16) See press release of May 11, 2023 available on the Company website. (17) With reference to the “Transactions with interests of Directors and Statutory Auditors and transactions with related parties” policy, adopted for the first time, in implementation of the Consob regulations, on November 18, 2010. For more information, see the 2023 Corporate Governance and Shareholdings Structure Report, available on the Company’s website. Operating procedures The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual meeting schedule approved by the Committee itself, and in the presence of at least the majority of its current members. The Chairman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the oldest attending member. The Committee decides with an absolute majority of those present. Tasks of the Remuneration Committee

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 23

The Committee Secretary, who may be assisted in this function by staff of Human Capital & Procurement Coordination, produces the minutes of the meetings.
Members of the Board of Statutory Auditors and the Magistrate of the Court of Auditors may attend the Committee meetings. Upon invitation of the Chairman of the Committee, the Chairman of the Board of Directors and/or the Chief Executive Officer may attend specific meetings; as well as other Directors, after having heard the Chairman of the Board. No Director and, in particular, no Director with delegated powers, may take part in meetings of the Committee during which Board proposals regarding their remuneration are being discussed (Recommendation no. 26), unless the proposals regard all the members of the Committees established within the Board of Directors. Moreover, upon invitation of the Chairman of the Committee, and having informed the Chief Executive Officer, other members of the Company structure, for their own competence, may be invited to participate in the meeting on specific items of the agenda. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company.
The Committee has the right to access information and Company functions as necessary to perform its duties, and to make use of external independent consultants, within the terms of the Rules and the limits of the budget set by the Board of Directors (Recommendation no. 17).

Activities performed in 2023 and planned for 2024

In 2023, the Remuneration Committee met a total of 10 times, with an average attendance of 100% of its members and an average duration of 1 hour and 52 minutes. The documentation supporting the meetings was sent to the members of the Committee within the deadlines set by the Rules.

TABLE 8 – REMUNERATION COMMITTEE MEETINGS IN 2023

Committee in office until May 10, 2023

Nathalie Tocci (Chairwoman) Karina Litvack Raphael Vermeir	4 meetings in 2023 Average duration: 1 h and 55 minutes

Committee in office from May 11, 2023[(a)]

Massimo Belcredi[(b)] (Chairman) Cristina Sgubin Raphael Vermeir[(b)]	6 meetings in 2023 Average duration: 1 h and 50 minutes

(a) Composition following renewal of corporate bodies (Board of Directors' decision of May 11, 2023 as announced in the press release of the same date).
(b) Directors Belcredi and Vermeir have been appointed from the minority slate.

At least one member of the Board of Statutory Auditors participated in all Committee meetings. At the invitation of the Chairman of the Committee, Executives of the Company and advisors participated in specific meetings, to provide information and clarifications requested by the Committee to pursue the analysis conducted.
The Committee scheduled seven meetings for 2024, three of which had already been held as of the date of approval of this Report. The main activities pursued by the Committee in the year are shown below, with an indication of the main initiatives planned for this year, in line with its annual activity plan.

POLICY ESTABLISHMENT AND IMPLEMENTATIONIn the first half of 2023, in implementation of the recommendations of the Governance Code, the Committee conducted its periodic review of the adequacy, overall consistency and actual implementation of the Remuneration Policy in 2022, also to identify guideline proposals for the Policy for 2023-2026. In particular, it verified the remuneration benchmarks for Directors with Delegated Powers, for Non-Executive Directors for participation on Board Committees, for members of the Board of Statutory Auditors and Other Managers with Strategic Responsibilities. The Committee also examined, during multiple meetings, proposals regarding the new Long-Term Equity-Based Incentive Plan for 2023-2025 and the Report on the 2023-2026 Remuneration Policy and Remuneration Paid 2022. These proposals were approved by the Board on March 16, 2023 and submitted to the Shareholders’ Meeting for a vote on May 10, 2023. During the same period, the Committee verified the annual results for 2022 for the purposes of implementing the Short-Term Incentive Plan for the Chief Executive Officer and General Manager and defined the 2023 performance targets for the Variable Incentive Plans. Following the renewal of the company bodies, “induction” activities were carried out to inform the new Directors about the cycle of activity for the Remuneration Committee, as well as the principles, structure and remuneration levels established in the Eni Remuneration Policy. Additionally, in line with the approved Policy, the Committee was called on to formalise proposals on the remuneration of Directors with Delegated Powers for the new 2023-2026 term, and to define fees for non-Executive Directors for participation on Board Committees, which were submitted to and approved by the Board of Directors on June 1st. In the second half of 2023, the Committee prepared the proposal for the 2023 implementation of the LTI Equity-Based Plan 2023-2025 for the Chief Executive Officer and General Manager and for critical management personnel for business, preparing the relative Regulations. The Committee also updated the “Clawback Implementation Criteria” regulation, as called for in the Eni Remuneration Policy, to bring it into line with the terms requested in the recent SEC/NYSE regulations. The Committee also examined and approved the update to the note on methodology with reference to neutralising external variables when verifying results, in relation to the consolidation of the new business model. Finally, the Committee began preliminary activities to prepare the Employee Stock Ownership Plan for all employees, to be implemented starting in 2024. ENGAGEMENT In the first half of 2023, the Committee Chairman, as part of the second engagement round, had numerous meetings with the main institutional investors (representing over 13% of share capital) and proxy advisors, to maintain continuous dialogue with reference to the Remuneration Policy and implementation of the same. The Committee examined the voting recommendations issued by the leading proxy advisors and the voting projections prepared with the support of leading consulting firms. Following the renewal of the company bodies, “induction” activities were carried out for the new Directors with reference to the engagement process and activities with the main proxy advisors and institutional investors. During the second half of 2023, the Committee analysed the voting results, comparing them with those of national and European peers, as well as defining the annual engagement plan in view of the upcoming 2024 Shareholders’ Meeting. The first round of meetings, held in July, October and November, included top investors representing around 12% of Eni share capital, as well as the main proxy advisors, in order to introduce the new Remuneration Committee, obtain feedback on the rationales behind the 2023 votes and receive advance notice about voting policies for 2024 if relevantPOLICY ESTABLISHMENT AND IMPLEMENTATION POLICY ESTABLISHMENT AND IMPLEMENTATION • Periodic assessment of the Policy adopted in the previous year using remuneration comparative studies. • Policy establishment and preparation of the Remuneration Report. • Verification and implementation of the existing STI Plan. • Definition of the targets related to the Variable Incentive Plans. • Verification of the existing LTI Plan. • Implementation of the existing LTI Plan. • Monitoring of the regulatory framework and governance and reporting practices in relation to remuneration. ENGAGEMENT ENGAGEMENT • Analysis of institutional investor and proxy advisors voting policies. • 2nd round of meetings with institutional investors and proxy advisors and examination of engagement results. • Examination of voting recommendations of proxy advisors and voting projections. • Examination of Shareholders’ Meeting votes on remuneration issues and comparison with peers. • Definition of the Annual Engagement Plan. • 1st round of meetings with institutional investors and proxy advisors and examination of engagement results.TABLE 9 – ANNUAL CYCLE OF REMUNERATION COMMITTEE ACTIVITIES 1st HALF JANUARY-JUNE 2nd HALF JULY-DECEMBER

2024 Remuneration Policy approval process (18) For more information on the Code of Ethics, please refer to the Corporate Governance and Shareholdings Structure Report 2023, available on the Corporate Governance website. (19) Policy approved by the Board of Directors on July 28, 2010. In the exercise of its powers, the Remuneration Committee defined the structure and contents of the Remuneration Policy, for the purpose of preparing this Report, specifically at the meetings held on January 22, February 19 and March 4, 2024, in accordance with the recommendations of the Governance Code. In taking its decisions, the Committee reviewed the appropriateness, overall consistency and effective implementation of the 2023 Policy. For the purpose of preparing the Policy, the results of the monitoring of the legislative framework and governance practices on executive remuneration were assessed, with particular regard to developments in the guidelines of institutional investors and feedback received during the engagement meetings held. Lastly, the Committee considered comparative remuneration studies prepared by major international consultants (Willis Towers Watson and Korn Ferry). The 2024 Eni Remuneration Policy for Directors, Auditors and other Managers with Strategic Responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of April 4, 2024, at the same time as the approval of this Report. The 2024 Policy does not allow for exceptions in the implementation phase. Any future revision needs will therefore be submitted by the Board, acting on a proposal of the Remuneration Committee, for approval by the Shareholders’ Meeting. The implementation of remuneration policies approved by the shareholders is carried out by corporate bodies delegated to do so, with the support of the competent corporate functions. PURPOSE AND GENERAL PRINCIPLES OF THE REMUNERATION POLICY Purpose The Eni Remuneration Policy contributes to achieving the Company’s strategies, with incentive structures tied to financial, business, environmental and/or social sustainability and energy transition goals, taking a long-term view, taking into account the interests of all stakeholders. Eni’s Remuneration Policy is also consistent with the governance model adopted by the Company and the recommendations of the Corporate Governance Code, in particular providing that the remuneration of Directors, Chief Operating Officers and Managers with Strategic Responsibilities is functional to the pursuit of the sustainable success of the Company and reflects the need to have, retain and motivate people with the skills and professionalism deemed suitable for the role assigned (Principle XV of the Governance Code). Remuneration of members of the Board of Statutory Auditors, illustrated below, was determined, pursuant to Article 2402, Civil Code, by the Eni Shareholders’ Meeting on 10 May 2023. Eni’s Remuneration Policy also contributes to achieving the Company’s mission, by: • promoting actions and behaviours reflecting the Company’s values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals’ knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics18 and Eni Policy “Our people”19, in line with the objectives of the United Nations and according to the principle of “equal pay for equal work”; • recognising roles and responsibilities, results, and the quality of professional contribution, utilising fair and competitive market references able to support a decent standard of living, higher than the legal or contractual minimums in force, as well as the minimum wages of local markets. Policy consistent with recommendations of the Governance Code No exception envisaged Connection with the Company’s strategies Consistency with recommendations of the

General principles In pursuing the above, the remuneration of Directors and key executives is defined in line with the following principles and criteria: Remuneration of managerial roles, CEO/GM and MSRs Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of national and international companies comparable to Eni, developed through benchmarking analysis carried out by international remuneration advisors (Recommendation no. 25). The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company Recommendation no. 27, letter a). Executive roles with the greatest influence on business performance are characterised by variable remuneration containing a significant percentage of incentive components, particularly long-term awards (Recommendation no. 27, letter a), while the vesting period and/or incentive deferral period are defined over a period of at least three years (Recommendation no. 27, letter d). Remuneration Structure Fixed component and non-monetary benefits congruent with respect to the delegated powers and/ or responsibilities assigned, as well as the experience and skills of the individual in question and market benchmarks with reference to the panel of comparable companies. More specifically, benefits privilege components intended to provide social security and healthcare insurance. The variable component is defined within maximum limits (Recommendation no. 27, letter b) and is intended to anchor remuneration to the strategy and results effectively achieved over the short and long-term, as well as to the interests of stakeholders. Additional payments that be awarded upon termination of employment and/or term of office for executive roles, as well as non-compete agreements that may apply to roles at greater risk of “poaching”, are defined in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved (Recommendation no. 27, letter f), and in compliance with the protections set out in collective bargaining agreements (CCNL) for executives. Variable incentive systems Short and long-term variable remuneration, linked to pre-established and measurable financial and non-financial targets, consistent with the Strategic Plan and the expectations of shareholders and other stakeholders, intended to combine operational, economic and financial solidity with social and environmental sustainability (Principle XV and Recommendation no. 27, letter c). These targets are defined so as to ensure: • annual performance assessment, on the basis of a balanced scorecard that values the overall business and individual performance, defined in relation to targets specific to each area of responsibility, and for those in charge of internal audit responsibilities, in line with their specific assigned role; • measurement of long-term results both in absolute terms, with reference to the sustainable capacity to generate profit, and in relative terms with respect to the Peer Group, with reference to the capacity to create value with respect to main competitors. Long-term equity-based incentive plans intended to strengthen alignment with shareholder expectations and featuring: three-year vesting periods, pre-established and measurable targets, portion of shares granted locked up for a 2 year period (Recommendation no. 28). Variable remuneration paid pursuant to a detailed verification process that assesses actual performance against the originally assigned targets, if necessary adjusted to neutralise the effects Consistency with market benchmark Verification of results Adjusted balance between fixed and variable remuneration Fixed Remuneration and Benefits Variable remuneration Severance indemnities and non-compete agreements Financial and non-financial targets Equity-based remuneration plans of exogenous variables such as the commodity price scenario and exchange rate, as well as events which by their nature are not attributable to management performance, based on the adjustment analysis methodology approved by the Remuneration Committee. In the case that incentives (or the right to the same) have been achieved based on data which is later found to be clearly erroneous (Recommendation no. 27, letter e), or in cases of wilful alteration of the same, a specific malus/clawback Regulation applies, approved by the Board of Directors based on a proposal from the Remuneration Committee, which allows for: non-payment and/or assignment of incentives for which the right to receive has already been vested or is currently in the process of vesting (malus), or the return of all or part of the incentives paid and/or granted (clawback). The Policy provides that the activation of recoupment claims (or withdrawal of incentives awarded but not yet paid) must take place, once appropriate verification has been completed, within three years of payment (or award) in cases of error, and within five years in cases of deliberate intent to defraud. The Regulation can also be applied in cases of termination for disciplinary reasons, including serious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company’s interests. The Regulation has been updated, using the terms requested in the recent SEC/NYSE regulation, for cases of “accounting restatement”. Remuneration of the Chairman and Non-Executive Directors Remuneration of Non-Executive Directors is commensurate with competence, professional qualification and effort required for the tasks assigned and participation on Board Committees set up in accordance with the By-laws (Recommendation no. 29), taking account of relevant market benchmarks, also considering comparable overseas experience; appropriate differentiation between the remuneration afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coordination of work and relationships with Corporate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones, unless decided otherwise by the Shareholders’ Meeting. Remuneration of Members of the Board of Statutory Auditors Fees for members of the Board of Statutory Auditors were determined by the Shareholders’ Meeting on May 10, 2023, based on a proposal prepared by the shareholder of reference, which was based on the fees applied by publicly owned issuers with high capitalisation. In consideration of the role played by the Chairman in coordinating the work and in cooperating with corporate bodies and company departments, a moderate increase was envisaged with respect to the remuneration of the other members. 2024 REMUNERATION POLICY Connection with the Company’s strategies Through its short and long-term incentive systems, the Remuneration Policy supports the realization of the Company’s Strategic Plan, through the definition of targets able to promote the creation of sustainable value for shareholders and other stakeholders in the medium/long-term. In particular, management’s actions are assessed: • in a short-term horizon, in relation to a comprehensive and balanced framework of complementary targets, aimed at ensuring the profitability of the Company as a whole and operational efficiency, the implementation of the energy transition and decarbonisation path, through the incremental installed capacity relating to renewable sources and the reduction of net Upstream GHG emissions Scope 1 and Scope 2 equity, human safety as well as financial strength; Clawback and malus clauses Short-term goals

28 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

Long-term goals

- in a medium/long-term horizon, with reference to equity-based performance (TSR) directly connected to shareholder interests, and in relation to a series of targeted results in absolute terms and characterised by the centrality of the economic/financial performance (organic Free Cash Flow), integrated by a significant focus on the strategic topics of decarbonisation, energy transition and circular economy.

Market benchmarks and remuneration Peer Group

For the Chief Executive Officer, the remuneration is assessed against the median value of the remuneration of CEOs of a remuneration Peer Group formed of 18 European companies operating in Eni's benchmark sectors, taking account of the energy transition process and business transformation strategies. In particular, the companies of the remuneration Peer Group were selected from the energy, utilities and other industrial sectors, comparable with Eni in relation to the business portfolio and/or the organisational size and business complexity.

TABLE 10 – NEW CEO REMUNERATION PEER GROUP

		Business activities				
Company	Country	Energy	Utility	Chemical	Mining	Other
1 Shell	UK/NL	✓				
2 TotalEnergies	France	✓				
3 BP	UK	✓				
4 Repsol	Spain	✓				
5 Equinor	Norway	✓				
6 OMV Group	Austria	✓				
7 RWE	Germany		✓			
8 Iberdrola	Spain		✓			
9 E.ON	Germany		✓			
10 ENGIE	France		✓			
11 Enel	Italy		✓			
12 BASF	Germany			✓		
13 Bayer	Germany			✓		
14 Rio Tinto	UK				✓	
15 Anglo American	UK				✓	
16 Volkswagen	Germany					✓
17 Vodafone	UK					✓
18 Siemens	Germany					✓

For the Chairman and the Non-Executive Directors, the positioning of remuneration is assessed by comparing similar roles in the Top Italy Peer Group, which is composed of the main companies listed on the FTSE MIB (*Assicurazioni Generali, Atlantia, Enel, Intesa Sanpaolo, Leonardo, Mediaset, Mediobanca, Poste Italiane, Prysmian, Snam, Terna, TIM, Unicredit*).

For Managers with Strategic Responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within industrial corporations in national and international markets. Comparisons of remuneration have been conducted with the help of the advisory firms Willis Towers Watson, and Korn Ferry. Employee remuneration and working conditions Eni places its people at the heart of its business strategy and is constantly committed to promoting working conditions in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc. according to the “equal pay for equal work” principle. In particular, Eni applies a global integrated remuneration system to all its people, consistent with the reference markets and linked to company and individual performance, in compliance with local legislation. This system adopts remuneration references made up by the market median, guaranteeing fair and competitive remuneration with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the market minimum wages, as highlighted by the indicators represented in the Summary. Eni also pays particular attention to the safety, well-being and quality of life of its people, as driving factors for the healthy growth of the Company. This is reflected in Eni’s ongoing commitment in the field of Welfare and in a wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training. Employee Stock Ownership Plan 2024-2026 Implementation of a Employee Stock Ownership Plan (ESOP) is planned to begin in 2024, intended for all Eni employees with the aim of strengthening their sense of belonging to the company and participation in the growth of corporate value, in the interests of shareholders, as well as to support their purchase power. The Plan calls for three annual grants in the period 2024-2026 and, in particular, for the two-year period 2024-2025 two free grants of Eni shares for an individual monetary value of €2,000, while for 2026 a "co- investment” which provides, upon the purchase of Eni shares by the employee, the grant of free shares by the company, according to a matching share mechanism of 50% up to a maximum of 1,000 euros. The shares will be subject to lock-up restrictions (three years for shares granted free of charge, annual for any shares purchased by employees). For the Chief Executive Officer and General Manager, Chief Operating Officers and Managers with Strategic Responsibilities and Executives participating in the LTI Equity-Based Plan, the grant is limited to 1 symbolic share. The Plan, approved by the Board of Directors on April 4, 2024, will be submitted for approval to the Shareholders’ Meeting called for May 15, 2024. For more details about the Plan, including the cost and amount of share capital, please see the Information Document prepared in line with Article 114-bis of Italian Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Regulation adopted by Consob with resolution 11971 of May 14, 1999, as subsequently modified and supplemented (Issuers Regulation), published on the Company’s website in the “Governance/Remuneration” section and made available to the public in line with current law. A worldwide integrated remuneration system “Equal pay for equal work” principle

OFFICERS COVERED BY THE POLICY Chairman of the Board of Directors (20) In consideration of the referral to this Report, in the 2023 Corporate Governance and Shareholdings Structure Report, which is available in the Corporate Governance section of the Company’s website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid). (21) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under the note above. The 2024 Remuneration Policy for the Chairman establishes, in consideration of the qualifications of the designated person and the findings for remuneration benchmarks, total fixed remuneration of €500,000 gross, unchanged with respect to the previous term, including the remuneration for the role determined by the Shareholders’ Meeting of May 10, 2023 (€90,000 gross) and compensation for the delegated powers (€410,000 gross), approved by the Board of Directors on June 1, 2023. There is also a health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere. No specific severance payments are provided for the Chairman, nor do any agreements exist for indemnities in the case of resignation or early termination of office20. Non-executive Directors The 2024 Remuneration Policy for non-executive and/or independent Directors establishes, taking into account the findings for remuneration benchmarks, as well as the skills and experience required to carry out the positions, the following annual remuneration for participation on Board Committees, as approved by the Board of Directors on June 1, 2023 and unchanged with respect to the previous term: • for the Control and Risk Committee, remuneration of €70,000 for the Chairman and €50,000 for other members; • for the Remuneration Committee, remuneration of €50,000 for the Chairman and €35,000 for other members; • for the Sustainability and Scenarios Committee, remuneration of €50,000 for the Chairman and €35,000 for other members; • for the Appointments Committee, remuneration of €40,000 for the Chairman and €30,000 for other members. These amounts supplement the remuneration established by the Shareholders’ Meeting on May 10, 2023 for the remuneration of the Directors, equal to €80,000. No specific severance payments are provided for Non-Executive Directors, nor do any agreements exist for indemnities in the case of resignation or early termination of office21. Board of Statutory Auditors Regulations (Article 123-ter, Consolidated Law on Finance) establish that the first section of the Report must illustrate, clearly and understandably, the company’s remuneration policy for Directors, Chief Operating Officers and Managers with Strategic Responsibilities as well as, without prejudice to that established in Article 2402 of the Civil Code, the members of the control body. Article 2402, Civil Code establishes that annual remuneration of Statutory Auditors, if not established in the By-Laws, shall be determined by the Shareholders’ Meeting at the time of appointment, effective for the entire duration of their term. On this subject, the Corporate Governance Code recommends that the remuneration be appropriate to the responsibilities, skills and commitment (no. meetings and average duration) required by the relevance of the position and the size and sector features of the company. Therefore, the relevance of the tasks carried out is considered, as well as applicable market references, taking into account the size and complexity of the Company.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 31

In the Report on the Remuneration Policy, approved on March 16, 2023, the Board of Directors proposed, taking into account Eni's listing on the New York Stock Exchange, the evaluation of an increase in the remuneration for the 2023-2026 term, in relation to the increased professional commitments of the Board of Statutory Auditors, also in terms of activities carried out as the Audit Committee for the purposes of SEC compliance.
Nonetheless, on May 10, 2023, the Shareholders' Meeting, based on a proposal from the reference shareholder, approved remuneration of €85,000 for the Chairman and of €75,000 for other members of the Board of Statutory Auditors.

Chief Executive Officer and General Manager

Fixed remuneration

Total Fixed Remuneration (FR) is equal to €1,600,000, of which €600,000 for the position of Chief Executive Officer, which includes the remuneration of €80,000 gross annually for the position of Director approved by the Shareholders' Meeting on May 10, 2023 and €1,000,000 for the position of General Manager. This remuneration, approved by the Board of Directors on June 1, 2023, has been kept unchanged with respect to the previous term, keeping into account the continuity of the positions and relative delegated powers.
This remuneration encompasses any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings.
In relation to the continued nature of the executive employment relationship, the position of CEO is also entitled to an allowance for travel, in line with the provisions of the relevant national collective bargaining agreement (CCNL) for executives of industrial companies and supplementary company-level agreements.

Variable remuneration: short-term incentives with deferral

The Policy for 2024 term provides for the maintenance of a Short-Term Incentive Plan with deferral (STI Plan) with the same characteristics as the Plan envisaged in the 2020-2023 Remuneration Policy and unchanged with respect to the 2023-2026 policy approved the previous year.

PERFORMANCE CONDITIONS

The STI Plan provides for a structure of annual targets distributed across four clusters of equal weighting, consistent with the guidelines defined in the Strategic Plan and balanced against the interests of the various stakeholders.
In the Policy clusters, the Remuneration Committee proposes annually to the Board, the adoption of performance targets and parameters consistent with developments in company strategy from the perspective of medium/long-term sustainability. The value of each target is in line with the budgeted figure.
The 2024 annual targets approved by the BoD on March 13, 2024 at the proposal of the Remuneration Committee, in the context of the defined policy clusters, are shown in Table 11.

TABLE 11 - 2024 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2025

ECONOMIC AND FINANCIAL RESULTS (25%)	OPERATING RESULTS (25%)	ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL (25%)	EFFICIENCY AND FINANCIAL STRENGTH (25%)
INDICATORS • Earning Before Tax • Organic Free Cash Flow	**INDICATORS** • Hydrocarbon production • Incremental installed renewable capacity	**INDICATORS** • GHG net emissions upstream Scope 1 and 2 equity • Severity Incident Rate	**INDICATORS** • ROACE • Net Debt/EBITDA
LEVERS • Traditional business value growth • Growth in new sectors	**LEVERS** • Fast track approach to project execution • Organic and inorganic development of renewable energies	**LEVERS** • Decarbonisation • HSE and sustainability	**LEVERS** • Financial discipline in investment projects • Efficiency of operating costs and G&A • Optimisation of working capital

32 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

In particular:

Economic and financial targets

- the organic **Earning Before Taxes (EBT) and Free Cash Flow (FCF) indicators** are measures of Eni's capacity to ensure the profitability of its businesses and ensure investments and shareholder remuneration are sustainable over time, even in particularly challenging situations. In this regard, Eni aims to accelerate the transformation strategy on one hand by increasing the resilience of traditional businesses and their ability to generate cash, and on the other by developing the energy transition businesses that are based on the integration of technologies, new business models and close collaboration with our stakeholders;

Operating objectives

- the indicators of **hydrocarbon production** and **incremental installed capacity of Renewables** make it possible to join upstream business growth with renewable energy development targets connected to the decarbonisation strategy for operations and products;

Environmental sustainability and human capital objectives

- the **Upstream GHG net emissions Scope 1 and 2 equity** indicator ($tCO_2eq.$) reflects Eni's commitment to reducing GHG emissions, in line with the medium/long-term objectives that will lead the Company to decarbonise all products and processes by 2050. Eni aims to eliminate the carbon footprint associated with its activities, which also involves the gradual reduction of Scope 1 and Scope 2 Upstream emissions;
- the **Severity Incident Rate (SIR)** indicator reflect Eni's HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are cornerstones of Eni's operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of the SIR focuses Eni's commitment on reducing serious injuries given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual severity of the incident.

Efficiency and financial strength objectives

- the **ROACE** and **debt-to-EBITDA** indicators measure the Company's financial discipline and the quality of our financial structure and earnings, which translates into a careful selection of investments, into efficiency and cost control, and into a rapid return on investment. All of these efforts enable us to reinforce our resiliency even during economic downturns.

Verification of results

Verification of objectives is done net of the effects of external variables (e.g. oil and gas prices, the Euro/dollar exchange rate), as well as events which by their nature cannot be attributed to management performance, based on the gap analysis method approved by the Remuneration Committee.

INCENTIVE MECHANISMS AND LEVELS

Incentive mechanisms and levels unchanged

In line with the general Remuneration Policy principles, the STI Plan with deferral features the same characteristics as in the previous term, described below. Each target is predetermined and measured based on a performance scale of 70-150 points (target = 100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero).

For purposes of the total incentive award, the minimum overall performance is 85 points.
In consideration of the need to promote initiatives for developing the business and to further align the remuneration of the CEO/GM with shareholder interests, the option of applying a coefficient of 1.1 to the total score of the annual performance record is also confirmed for operations of particular strategic importance not foreseen in the budget and/or extraordinarily positive annual economic/financial results (with a maximum score for the performance record of no more than 150 points). Also provided for, in a similar manner, is the option of applying a coefficient reducing the final score of 0.9 for adverse scenarios such as to determine extraordinarily negative annual economic/financial results (the performance record score may not be less than 85 points).
These circumstances and any application and the corrective coefficient will be assessed by the Remuneration Committee, applying the criteria determined above and submitted for approval to the Board of Directors at the time Eni's annual performance is verified.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 33

The **Total Incentive (TI)** is calculated using the following formula:

$$IT = FR \times I_{Target} \times M$$

Where FR is total fixed remuneration and "I_{Target}" is the incentive percentage at target performance level, set to 150% of total fixed remuneration for the Chief Executive Officer, and M is the multiplier related to the performance achieved, as shown in the chart below.

CHART 8 – TOTAL INCENTIVE MULTIPLIER


150%
100%
85%
Annual multiplier
70
85
100
150
Annual performance

The total incentive is divided in:

1) an **Annual portion** (I_A) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained. The values of the Annual portion, depending on the performance achieved, are shown in the table below[22];

Annual incentive payable in the year

TABLE 12 – LEVELS OF ANNUAL PAYABLE INCENTIVE

Annual performance	<85	85 threshold	100 target	150 max
Annual incentive (in % of Fixed Rem.)	0%	83%	98%	146%

2) a Deferred portion (I_D) equal to 35% of the total incentive subject to additional performance conditions in a three-year period, and payable in the year after said period, as shown in the chart below.

Deferred incentive subject to further performance conditions during a three-year vesting period

CHART 9 – DEFERRED INCENTIVE - TIMELINE


PERFORMANCE AND VESTING PERIOD
YEAR T
→ Attribution of STI deferred portion
YEAR T+1
YEAR T+2
YEAR T+3
→ Payment of STI deferred portion

(22) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 83% = 65% x (150% x 85%)
- Target: 98% = 65% x (150% x 100%)
- Max: 146% = 65% x (150% x 150%)

34 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

The deferred portion payable (IDE) is determined as follows:

$$I_{DE} = I_D \times M_D$$

Where M_D is the final multiplier given by the average of the annual multipliers determined on the basis of the performance achieved by Eni in each year of the three-year period, as shown in the chart below.

CHART 10 – DEFERRED INCENTIVE MULTIPLIER


230%
130%
85%
Annual multiplier
70
85
100
Budget
150
Annual performance

The values of the payable deferred incentive, depending on the performance achieved in the three-year period, are shown in the table below[23].

TABLE 13 – LEVELS OF PAYABLE DEFERRED PORTION

Annual performance	<85	85 threshold	100 target	150 max
Deferred incentive (in % of Fixed Rem.)	0%	38%	68%	181%

Variable remuneration: long-term equity-based incentive

The 2023-2025 Equity-based LTI Plan, approved by the Board of Directors on March 16, 2023 and by the Shareholders' Meeting of May 10, 2023, provides for three annual awards starting from 2023, each with a three-year performance period, in accordance with the chart below, unchanged with respect to the 2023-2026 policy approved the previous year.

CHART 11 – LTI EQUITY-BASED PLAN TIMELINE


PERFORMANCE AND VESTING PERIOD
YEAR T
→ Award of shares
YEAR T+1
YEAR T+2
YEAR T+3
→ Granting of shares

(23) The deferred incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 38% = 35% x (150% x 85%) x 85
- Target: 68% = 35% x (150% x 100%) x 130
- Max: 181% = 35% x (150% x 150%) x 230

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 35

PERFORMANCE CONDITIONS

Objectives of the ILT Plan equity 2023-2025

The Plan's performance targets have been further adjusted to developments in Eni's strategies and to the target of alignment with stakeholder interests. In particular, these objectives are structured as follows:

1) 25% Market Target: linked to Total Shareholder Return (relative);
2) 40% Economic and financial target: Organic Free Cash Flow (absolute);
3) 35% Environmental Sustainability and Energy Transition objective (absolute), structured as follows:
   3.1) 10% Decarbonisation objective;
   3.2) 15% Energy Transition target, structured according to two indicators both with a weight of 7.5%;
   3.3) 10% Circular economy Target.

The detailed descriptions of each indicator are given below:

1) Market Target: the difference between the TSR of the Eni share and the TSR of the FTSE MIB index of Borsa Italiana, adjusted by the Eni correlation index, compared with the equivalent adjusted TSR measures for each company of the Peer Group, as shown in the following formula:

$$\Delta TSR = TSR_{CO} - (TSR_{IDX} \times \rho_{CO,IDX})$$

Where:

TSR_{CO}: TSR of Eni or of one of the companies of the Peer Group;
TSR_{IDX}: TSR of the reference stock market index of the company to which the TSRco applies;
$\rho_{CO,IDX}$: Correlation coefficient between the performance of the shares and the performance of the reference market (FTSE MIB, S&P 500, FTSE 100, CAC 40, AEX, OBX, ATX and IBEX-35).

This indicator makes it possible to neutralise the effects of developments in the respective stock markets on the TSRs of each Company, taking into account the correlation index between the stock and the market over the three-year period.
The benchmark Peer Group is made up of 6 European companies in the Energy sector characterised by an integrated portfolio and similar energy transition and decarbonisation paths as Eni: Shell, BP, TotalEnergies, Equinor, Repsol, OMV.

2) Economic and financial target: value of the **organic Free Cash Flow** cumulated in the three-year reference period compared to the equivalent cumulated value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period.
3) Decarbonisation objective: value verified at the end of the three-year period of **Upstream net GHG emissions Scope 1 and Scope 2 equity** ($tCO_2eq.$), compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.
4) Energy Transition objective: **installed capacity of electricity generation from renewable sources** (MW) and **biojet fuel production capacity** (kton) measured at the end of the three-year performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.
5) Circular Economy objective: **proportion of vertical integration of the agribusiness for biofuel processing** compared to the value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.

Verification of results

Verification of absolute parameters is done net of the effects of external variables (e.g. oil and gas prices, the Euro/dollar exchange rate), as well as events which by their nature cannot be attributed to management performance, based on the gap analysis method approved by the Remuneration Committee.

36 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

2023-2025 Long-Term Equity-Based Incentive Plan 2024 Award

According to the provisions of the Information Document of the 2023-2025 Long-Term share Plan, available on the Company's website, table 14 shows the three-year performance levels of the absolute objectives of the first award of the Plan (award 2024, with performance period 2024-2026). The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 13, 2024.

TABLE 14 – ABSOLUTE 2024-2026 TARGETS FOR THE 2024 AWARD OF THE 2023-2025 LTI SHARE-BASED PLAN

Absolute targets	Indicator	Measurement unit	Threshold 80%	Target 130%	Maximum 180%
Economic-financial target	Organic Free Cash Flow	Euro billions cumulated in the three-year period 2024-2026	10.47	11.22	12.72
Decarbonisation target	Net emissions upstream Scope 1 and 2 - equity	MtonCO_2eq. in 2026	4.6	4.4	4.2
Energy transition	Electricity generation capacity from renewables - Plenitude 100%	MW of installed capacity at 12.31.2026	6,973	7,415	7,857
	Biojet production capacity	kton/year Biojet production capacity at 12.31.2026	261	275	289
Circular economy	Agribusiness vertical integration (Italy perimeter)	Proportion of Agribusiness Volumes out of Total Processing (%) in 2026	39.5%	43%	46.5%

INCENTIVE MECHANISMS AND LEVELS

The annual award of shares is calculated using the following formula:

$$\text{No. of shares awarded} = FR \times \%I_{TARGET} / P_{Attr}$$

Where FR is total fixed remuneration, I_{Target} is the incentive percentage at target performance level (150% of the fixed remuneration for the Chief Executive Officer) and P_{Attr} is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the 4 months before the month in which the Board of Directors approves the award to the Chief Executive Officer and the Plan rules.

The grant of shares at the end of the three-year vesting period is determined using the following formula:

$$\text{No. granted shares} = \text{no. awarded shares} \times M_f$$

In which the final multiplier Mf is equal to the weighted average of the multipliers of each indicator. For the relative indicator linked to the TSR, the multiplier may be between zero and 180%, with a threshold set at a median level, in accordance with the scale shown below.

TABLE 15 – PERFORMANCE SCALE - RELATIVE PERFORMANCE SCALE MULTIPLIER (TSR)

Ranking						
1°	2°	3°	**4°**	5°	6°	7°
Multiplier						
180%	140%	100%	**80%**	0%	0%	0%
			Median positioning

LETTER INTRODUCTION EXECUTIVE SUMMARY SECTION I SECTION II ANNEX 37

For absolute targets (Economic and Financial, Decarbonisation, Energy Transition and Circular Economy objectives), the result will be measured based on a partial multiplier between zero and 180% determined as a function of performance, as in the following chart:

CHART 12 – PERFORMANCE SCALE - MULTIPLIER FOR ABSOLUTE PARAMETERS


200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Partial multiplier
180%
130%
80%
Minimum Performance
Performance Target
Maximum Performance

The table below shows the thresholds, targets and maximum monetary value of shares (as a percentage of fixed remuneration) grantable to the Chief Executive Officer at the end of the vesting period, net of any effects due to changes in the share price[24].

TABLE 16 – VALUE LEVELS OF GRANTED SHARES

Average 3-year weighted performance	<40	40 threshold	122.5 target	180 max
Value of shares (in % of Fixed Rem.)	0%	60%	183.75%	270%

Shareholding Policy

The 2023-2025 Plan Rules envisage for the Chief Executive Officer and Executives in service, that 50% of the shares awarded at the end of the vesting period are to remain restricted for 2 years from the granting date. For the CEO/GM, this would be equivalent, in the event of shares granted annually equal to the value of the LTI awarded, to a shareholding objective (achievable within 2 years) equal to 1.5 times the fixed remuneration.

In the event of early termination for the Chief Executive Officer, due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the award and payment of incentives shall lapse.

Pro-rata mechanism in case of consensual termination of the CEO

In the event of termination related to expiry of the term of the Board of Directors without renewal, the grant of Eni shares of each award will be prorated with respect to the period of permanence in office, according to the results verified over the same period.

(24) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 60% = 150% x 40%
- Target: 183.75% = 150% x 122.5%
- Max: 270% = 150% x 180%

38 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

Malus/Clawback

All variable incentives in favour of the Chief Executive Officer are subject to the malus/clawback clauses envisaged in Eni's Remuneration Policy, described in the General Principles chapter.

Non-monetary benefits

The following benefits are envisaged for the Chief Executive Officer in line with the Eni policies established for all Executives: (i) insurance coverage for death and permanent disability, for occupational injury and disease and elsewhere; (ii) supplementary pension and healthcare plan; (iii) company car.

Pay mix

Pay mix with a dominant weighting attributed to the variable long-term component

The remuneration package for the Chief Executive Officer includes a fixed component, a short-term variable component, and a long-term variable component (deferred portion of the short-term incentive and equity-based long-term incentive) determined using internationally recognised methodologies for remuneration benchmarks.

The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component, as shown in the figure below.

CHART 13 – PAY MIX CEO


Long-term incentive
Short-term incentive
Fixed remuneration
30%
40%
Target
30%
28%
53%
Maximum
19%

Employee Stock Ownership Plan 2024-2026

Based on that established in the Information Document for the Employee Stock Ownership Plan 2024-2026, available on the Company's website, the Chief Executive Officer and General Manager participate in the Plan, albeit with a purely symbolic annual grant of 1 Eni share.

Payments due in the event of termination of office or employment[25]

SEVERANCE PACKAGE

For the position of Chief Executive Officer: an indemnity in the event of early termination or non-renewal of the office, as well as resignation justified by a reduction of delegated powers, set at two years of fixed remuneration for the position, as already provided for in the 2020-2023 term, in line with Recommendation 2009/385/EC.

For the position of General Manager: indemnity in the event of the consensual termination of the management relationship, set at two years of fixed remuneration plus short-term incentive, below the maximum protections of the appropriate national collective bargaining agreement providing for up to

(25) Information also provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Finance.

three years of total actual remuneration, including fixed remuneration, short- and long-term variable incentives, and benefits26. Also with reference to Recommendation no. 27, letter f) of the Governance Code, these indemnities cannot be paid in the event of termination and/or dismissal with just cause or resignation of the interested party not justified by a substantial reduction in powers, as well as in the circumstances set out in Art. 2122 of the Italian Civil Code. NON-COMPETE AGREEMENT In relation to the continued employment relationship, the non-compete agreement already activated after the Board of Directors exercised its option right on March 14, 2019, will be maintained. The obligations under the Agreement establish a period of efficacy of 18 months with non-competition constraints for the Oil & Gas sector applying to 19 countries, supplemented with respect to companies operating in the circular economy sector. The remuneration for the Agreement, defined in relation to the obligations, envisages a fixed component of €1,800,000, plus a variable component, to be determined as a function of the average results for the STI Plan in the previous three years, between €500,000 (target performance) and €1,000,000 (maximum performance). (26) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (article 2121, Civil Code). Managers with Strategic Responsibilities For General Managers and other Managers with Strategic Responsibilities, the 2024 Remuneration Policy is unchanged on that for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company’s Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for executives. In particular, the Short-Term Variable Incentive Plan with deferral and Equity-based Long-Term Incentive Plan - intended for the Chief Executive Officer apply. Fixed remuneration Fixed remuneration is determined based on the role and responsibilities assigned considering a prudent positioning with respect to the median benchmarks of national and international executive markets for roles of a similar level of responsibility and managerial complexity. Remuneration may be updated, during the annual salary review involving for all managers, according to selective criteria that envisage increases to the fixed/one-off remuneration for those in positions that have seen a significant increase responsibility or scope, and to address retention risk and reward excellent performance. In addition, in their capacity as Eni officers, Managers with Strategic Responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for executives and supplementary Company agreements. Variable Incentive Plans SHORT-TERM VARIABLE INCENTIVE PLAN WITH DEFERRAL Managers with Strategic Responsibilities participate in the Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer. The related individual targets are consistent with those assigned to the Chief Executive Officer in the context of the same policy clusters, consistent with the responsibilities of the role and the provisions of the Company’s Strategic Plan. Incentive Plans closely consistent with those provided for the CEO/GM Fixed remuneration based on roles and responsibilities

40 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

For Managers with Strategic Responsibilities, the target incentive levels for the Short-Term Variable Incentive Plan differ depending on the role's level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remuneration, respectively.

LONG-TERM VARIABLE INCENTIVE PLAN

Managers with Strategic Responsibilities participate in the 2023-2025 Long-Term Incentive Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2023, with the same performance conditions and characteristics as those described above for the Chief Executive Officer.

For Managers with Strategic Responsibilities, the value of the shares to be awarded each year differs depending on the level of their role and is limited to a maximum of 75% of fixed remuneration, with the maximum grant corresponding to 135% of fixed remuneration, calculated with reference to the price at which the shares were awarded.

RISK MITIGATION CLAUSES

For General Managers and other Managers with Strategic Responsibilities, the same malus/clawback and share lock-up clauses envisaged for the Chief Executive Officer and the General Manager apply.

Non-monetary benefits

The following benefits are envisaged for Managers with Strategic Responsibilities, as defined in national collective bargaining agreements and supplemental company agreements for all Eni executives: (i) life insurance and insurance against permanent disability due to workplace or other injury or illness; (ii) supplementary pension plan (FOPDIRE fund) and supplementary health plan (FISDE fund); (iii) company car for business and personal use and possible housing for operational and mobility requirements.

Pay mix

Balance between fixed and variable remuneration in relation to level of responsibility and impact on business

The remuneration package for Managers with Strategic Responsibilities, as for the Chief Executive Officer, includes a fixed component, a short-term variable component, and a long-term variable component (deferred portion of the short-term incentive and equity-based long-term incentive) determined using internationally recognised methodologies for remuneration benchmarks.

As shown by the chart, the pay mix maintains a significant focus on the variable components, with prevalence of the long-term component, in line with the practice of the benchmark markets.

CHART 14 – PAY MIX MSRs


Long-term incentive
Short-term incentive
Fixed remuneration
25%
25%
Target
50%
27%
37%
Maximum
36%

Employee Stock Ownership Plan 2024-2026 (27) Total actual remuneration includes fixed remuneration, short and long-term variable incentives and benefits. Based on that established in the Information Document for the Employee Stock Ownership Plan 2024- 2026, available on the Company’s website, Managers with Strategic Responsibilities participate in the Plan, albeit with a purely symbolic annual grant of 1 Eni share. Payments due in the event of consensual termination of employment Managers with Strategic Responsibilities, like all Eni executives, are entitled to severance benefits for employment termination established by law and in the CCNL for industrial Managers together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of retirement incentives, taking into account the position held and performance, within the limits of protections envisaged by the same collective bargaining agreement and consistent with application criteria of the Italian Corporate Governance Code (Recommendation no. 27, letter f). These protections envisage, in cases of termination without just cause, up to a maximum of three years of total actual remuneration, calculated in line with the provisions of Art. 2121 of the Civil Code27 and of the CCNL for industrial executives (Art. 19). For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of Long-Term Incentive Plans, the pro-rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account. Consistent with national regulations and the CCNL for industrial

Section II Compensation and other information This Section will be subject to a non-binding vote during the Shareholders’ Meeting of May 15, 2024, according to the provisions of the applicable legislation. INTRODUCTION In accordance with the Consob Issuers Regulation, Section II reports the remuneration for 2023 on an accrual basis, showing fixed remuneration accrued in 2023 and short and long-term variable incentives accrued with respect to the final performance in 2023 and payable/grantable in 2024. As regards the 2024 Short-Term Incentive accrued in 2023 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the value of incentives envisaged by the Policy at the level of individual target performance. As regards the Long-Term Equity Incentive awarded in 2021 with accrual period 2021-2023, since the final results of the parameter NPV of Proven Reserves of hydrocarbons are available only after the publication of the financial statements of the companies making up the Peer Group, the Report shows the value of incentives based on an estimate of the final multiplier calculated on the basis of the results already recorded and an estimate of the 2023 result of the stated parameter NPV of Proven Reserves at target level. The incentives that will actually be paid/granted in 2024, both relating to the Short-Term Plan and the Equity-Based Long-Term Incentive Plan, will be disclosed in the Remuneration Report to be published in 2025. Finally, Section II of this Report provides additional information on the implementation of the remuneration policies for 2022, concerning the values of incentives actually paid/granted in 2023 and for which, at the date of approval of the 2023 Report, the data necessary for verifying the performance results were not available. Disclosure on remuneration changes For the Chairman and the Non-Executive Directors and Statutory Auditors, there were no changes in remuneration in 2023 compared to 2022, their remuneration having remained unchanged. For the Chief Executive Officer and General Manager, fixed remuneration for 2023 remained unchanged, while overall 2023 remuneration, including incentives paid on verified performance, showed a change of 32% over 2022, mainly reflecting the change in the Equity-Based Long-Term Incentive Plan granted in 2023 compared to the previous year, in relation to the increase in the Eni share price at the grant with respect to the time of awarding (€15.27 vs. €8.21).

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX
43

TABLE 17 – REMUNERATION PAID TO THE CEO/GM IN 2019-2023 (THOUSANDS OF EUROS)

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total	% change
2023	1,600	2,059	6,422[a]	32	**10,112**	**32%**
2022	1,600	2,106	3,934[b]	31	**7,671**	**5%**
2021	1,600	2,153[c]	3,488[d]	44	**7,285**	**43%**
2020	1,600	1,981	1,469[e]	40	**5,090**	**-11%**
2019	1,600	1,981	2,090[f]	23	**5,694**	-

(a) Includes the deferred portion of the Short-Term Incentive awarded in 2020 and accrued in the period 2020-2022 (€2,134 thousand) and the taxable value of the shares granted in 2023 in relation to the 2020 award of the 2020-2022 LTI Plan (€4,288 thousand).
(b) Includes the deferred portion of the Short-Term Incentive awarded in 2019 and accrued in the period 2019-2021 (€2,102 thousand) and the taxable value of the shares granted in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€1,832 thousand).
(c) The amount paid came to € 1,615 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.
(d) Includes the deferred portion of the Short-Term Incentive awarded in 2018 and accrued in the period 2018-2020 (€1,549 thousand) and the taxable value of the shares granted in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€1,939 thousand). The amount paid came to €2,714 thousand reflecting the further deferral in 2022 of 50% of the incentive.
(e) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €735 thousand, reflecting the further deferral in 2021 of 50% of the incentive.
(f) Includes payment of deferred Monetary Incentive awarded in 2016 (€1,469 thousand) and Long-term Incentive awarded in 2016 (€621 thousand).

For the Chief Operating Officers the change in the remuneration from 2020 reflects mainly the change in the holders of the positions.

TABLE 18 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER NATURAL RESOURCES IN 2020-2023 (THOUSANDS OF EUROS)

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total	% change
2023	765	613	410[a]	15	**1,803**	**9%**
2022[b]	682	759	194[c]	12	**1,647**	**-16%**
2021	898	757[d]	289[e]	12	**1,956**	**38%**
2020[f]	714	528	168[g]	11	**1,421**	-

(a) Includes the deferred portion of the Short Term Incentive awarded in 2020 and accrued in the period 2020-2022 (€152 thousand) and the taxable value of the shares granted in 2023 in relation to the 2020 award of the 2020-2022 LTI Plan (€258 thousand).
(b) The amounts include remuneration and incentives paid up to February 6, 2022 to Mr Puliti and subsequently to Mr Brusco.
(c) Includes deferred Monetary Incentive awarded in 2019 and accrued in the period 2019-2021 (€124 thousand) and the taxable value of the shares granted in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€70 thousand).
(d) The amount paid came to €568 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.
(e) Includes deferred portion of the Short-Term Incentive awarded in 2018 and accrued in the period 2018-2020 (€164 thousand) and the taxable value of the shares granted in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€125 thousand). The amount paid came to €207 thousand reflecting the further deferral in 2022 of 50% of the incentive.
(f) The position was established on July 1, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held.
(g) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €84 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

44 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

TABLE 19 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER ENERGY EVOLUTION IN 2020-2023 (THOUSANDS OF EUROS)

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	**Total**	**% change**
2023	766	629	908[a]	16	**2,319**	**22%**
2022	715	565	607[b]	13	**1,900**	**3%**
2021	689	556[c]	581[d]	13	**1,839**	**-22%**
2020[e][f]	893	725	729[g]	13	**2,360**	-

(a) Includes deferred portion of the Short-Term Incentive awarded in 2020 and accrued in the period 2020-2022 (€418 thousand) and the taxable value of the shares granted in 2023 in relation to the 2020 award of the 2020-2022 LTI Plan (€490 thousand).
(b) Includes deferred portion of the Short Term Incentive awarded in 2019 and accrued in the period 2019 2021 (€398 thousand) and the taxable value of the shares granted in 2022 in relation to the 2019 award of the 2017-2019 LTI Plan (€209 thousand).
(c) The amount paid came to €417 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.
(d) Includes deferred portion of the Short-Term Incentive awarded in 2018 and accrued in the period 2018-2020 (€378 thousand) and the taxable value of the shares granted in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€203 thousand). The amount paid came to €392 thousand reflecting the further deferral in 2022 of 50% of the incentive.
(e) The position was established on July 1, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held.
(f) The position was held by Mr. Massimo Mondazzi from July 1, 2020 to December 31, 2020.
(g) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €365 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

For Eni employees in Italy, the change in total remuneration in 2023-2022 came to an average +4.5%. This figure is 5.2% if newly acquired companies are not considered. The change is in part due to initiatives implemented by the company to protect the purchasing power of employees against the high inflation seen during the period. The change in 2022-2021 was +4.1%, and in 2021-2020 was +0.9%.

In 2023 Eni achieved excellent economic and financial results, supported by industrial management in which asset integrity played a key role, guaranteeing the sustainability of production targets, as did financial discipline. Pro forma adjusted operating profit (including the Eni portion of the contribution from our affiliates) was around €18 billion; adjusted net profit was €8.3 billion. Cash flow generation was robust with €16.5 billion in operating cash flow before the change in working capital, which net of organic capex of €9.2 billion shows an organic FCF of €7.3 billion, much higher than the still excellent cash return seen by the shareholders during the year of €4.8 billion, in the form of €3 billion in dividends and the execution of a buy-back plan with an outlay of €1.8 billion. These results allowed the Group to achieve a solid asset structure, with 20% leverage.

IMPLEMENTATION OF THE 2023 REMUNERATION POLICIES

The implementation of the Remuneration Policy covering 2023 for Directors, Chief Operating Officers and other Managers with Strategic Responsibilities was verified by the Remuneration Committee during the periodic assessment provided for in the Corporate Governance Code and was found to be compliant with the Remuneration Policy approved by the Shareholders' Meeting on May 10, 2023, kept unchanged with respect to the previous term, based on decisions taken by the Board of Directors on June 1, 2023.

Verification of 2023 performance for the purpose of the accrual of incentives payable and/or grantable in 2024

This section covers the verification of results for 2023, as approved by the Board of Directors on March 13, 2024 for the purpose of incentives payable/grantable and/or awardable in 2024 to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 45

Deferred Short-Term Plan (STI Plan) 2024

VERIFICATION OF OBJECTIVES 2023

Verification of the objectives assigned to the Chief Executive Officer and General Manager for 2023 was approved by the Board, following verification and a proposal from the Remuneration Committee, at its meeting on March 13, 2024, with a performance score of 140 points calculated.

The table below shows the weightings and performance achieved for each objective.

TABLE 20 – VERIFICATION OF 2023 OBJECTIVES

Performance targets	% weight	Measurement unit	Target	Result	Minimum 70	Budget 100	Maximum 130	Over performance 150	Performance score	Score Weighted
i. Economic and financial results	**25.0**									**37.6**
EBT (Earning Before Tax) adjusted	12.5	€ billion	10.8	**15.1**					150	18.8
Organic Free Cash Flow	12.5	€ billion	3	**6.1**					150	18.8
ii. Operating results	**25.0**									**31.8**
Hydrocarbon production	12.5	Kboed	1,636	**1,665**					119	14.9
Incremental installed renewable capacity	12.5	MW	973	**1,068**					135	16.9
iii. Environmental sustainability and human capital	**25.0**									**33.0**
Severity Incident Rate (SIR) - employees and contractors weighted	12.5	(a)	25	**13**					133	16.7
Upstream net emissions Scope 1 and Scope 2 equity	12.5	MtonCO_2eq.	9.3	**8.9**					130	16.3
iv. Efficiency and financial strength	**25.0**									**37.6**
ROACE (Return On Average Capital Employed) adjusted	12.5	%	8.99	**12.31**					150	18.8
Net Debt/EBITDA adjusted	12.5	indicator	0.99	**0.74**					150	18.8
TOTAL										**140**

(a) (total recordable injuries weighted for severity/hours worked) x 1,000,000. In 2023, the indicator also measures management's commitment to developing a safety culture, through training, digital tools and innovative projects, verifying the relative implementation and internationalisation of the behaviours requested.

Verification of objectives was conducted using the gap-analysis methodology approved by the Remuneration Committee, which calls for neutralisation of external factors such as the commodity price situation and exchange rates, as well as events that by their nature are not attributable to management performance, so as to ensure results can be accurately compared with the targets assigned. The following are the main results for each objective:

- **EBT**: the result was better than the target, in particular with reference to the record result for GGP due to optimisation of the natural gas and LNG portfolio and renegotiations of contracts, UPS cost efficiency, as well as improved performance for GTR&M and Plenitude;
- **Free Cash Flow**: an improvement compared to the target as a consequence of excellent economic results, as well as widespread optimisation;
- **Hydrocarbon Production**: higher than the target thanks to higher contributions coming from Libya, Algeria, Indonesia and Venezuela;
- **Incremental Installed Renewable Capacity**: an improvement on the target, achieved through developing the project pipeline and selective portfolio operations;
- **Severity Incident Rate (SIR)**: an improvement with respect to the target, confirming Eni's commitment to utilising new tools intended to disseminate a culture of safety at all company levels, affecting worker behaviour and more closely monitoring the in the field activities of our partners;
- **Net emissions upstream Scope 1 and 2 equity**: the result benefited from actions to optimise operating management and make it more efficient;
- **ROACE**: this performance was achieved by improving economic results;
- **Debt/EBITDA**: this result is the consequence of better economic and financial results.

Deferred Short-Term Plan (STI Plan) 2021 DEFERRED PORTION 2021 VERIFICATION OF 2021-2023 OBJECTIVES The 2021 STI Plan provided for a deferred portion of 35%, depending on the annual performance of Eni in the 2021-2023 period. On March 13, 2024, the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2023 performance score of 140 points resulting in a 2023 multiplier of 210%. With reference to the multipliers already determined for 2021 and 2022, the final multiplier to be applied to the 2021 deferred portion for payment in 2024 came to 201%, as shown in the table below. Equity-Based Long-Term Incentive Plan (LTI Plan) 2020-2022 2021 AWARD VERIFICATION OF 2021-2023 RESULTS The 2020-2022 Equity-Based LTI Plan provided for 3 annual awards connected to the performance of the relative parameters for TSR and NPV of Proven Reserves and the absolute Economic/Financial, Decarbonisation, Energy Transition and Circular Economy parameters. For the 2021 award, the performance results for 2021-2023 will only be available after approval of the Eni Financial Report and publication of the Financial Statements of all the companies in the Peer Group. Equity-Based Long-Term Incentive Plan (LTI Plan) 2023-2025 2023 AWARD For the initial award for the new Equity-based LTI Plan 2023-2025, the Board of Directors, at the meeting on October 26, 2023, after verification by and on a proposal of the Remuneration Committee, approved the award price of €13.8641, calculated according to the criteria established in the Plan. Remuneration accrued and/or awarded in 2023 This chapter describes the remuneration accrued and/or awarded in 2023 to the Chairman of the Board of Directors, Non-Executive Directors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities in accordance with the 2023-2026 Remuneration Policy and in relation to the performance levels achieved during the period in which they held their respective roles. Details of this remuneration can be found in the tables in this chapter. Chairman of the Board of Directors FIXED REMUNERATION For the Chairwoman in office until May 10, 2023, (Lucia Calvosa), pro-rated remuneration was paid as established for the position and the delegated powers respectively approved by the Shareholders’ Meeting on May 13, 2020 and the Board of Directors on June 4, 2020. TABLE 21 – FINAL MULTIPLIER OF THE STI DEFERRED PORTION ACCRUED IN 2021-2023 2021 performance 2022 performance 2023 performance Final multiplier for payment 2023 Eni performance score 135 132 140 201% Multiplier 200% 194% 210%

For the Chairman in office as from May 11, 2023 (Giuseppe Zafarana), pro-rated remuneration was paid as established for the position and the delegated powers respectively approved by the Shareholders’ Meeting on May 10, 2023 and the Board of Directors on June 1, 2023, and kept unchanged with respect to the previous term. NON-MONETARY BENEFITS For the Chairwomen in office until May 10, 2023 (Lucia Calvosa), in line with that approved by the Board of Directors on June 4, 2020, a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere were provided, as well as supplemental healthcare coverage. For the Chairman in office as from May 11, 2023 (Giuseppe Zafarana), on June 1, 2023, in line with the Remuneration Policy approved by the shareholders on May 10, 2023, the Board of Directors granted a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Non-executive Directors For non-executive Directors in office until May 10, 2023, pro-rated remuneration was paid with respect to the fixed remuneration approved by the Shareholders’ Meeting on May 13, 2020, as well as pro-rated amounts for the additional remuneration due for participation on Board Committees, based on that approved by the Board of Directors on June 4, 2020. For non-executive Directors in office as from May 11, 2023, pro-rated remuneration was paid as established for the position and the delegated powers respectively approved by the Shareholders’ Meeting on May 10, 2023 and the Board of Directors on June 1, 2023. and kept unchanged with respect to the previous term. Board of Statutory Auditors The Chairwoman and members of the Board of Statutory Auditors in office until May 10, 2023 were paid pro-rated amounts of the fixed remuneration approved by the Shareholders’ Meeting on May 13, 2020, as well as any additional remuneration established for offices held in subsidiaries. The Chairman and members of the Board of Statutory Auditors in office as from May 11, 2023 were paid pro-rated amounts of the fixed remuneration approved by the Shareholders’ Meeting on May 10, 2023, kept unchanged with respect to the previous term, as well as any additional remuneration established for offices held in subsidiaries. Chief Executive Officer and General Manager Claudio Descalzi FIXED REMUNERATION The Board of Directors, at its meeting on June 1, 2023, kept unchanged, with respect the previous term, the total fixed remuneration of the Chief Executive Officer and General Manager, for whom the position was renewed, continuing the executive employment relationship, at €1,600,000 (€600,000 for the role of Chief Executive Director and €1,000,000 for the role of General Manager), in accordance with the Remuneration Policy for the 2020-2023 term approved by the Shareholders’ Meeting of May 10, 2023. This remuneration includes the remuneration determined by the Shareholders’ Meeting for Board of Directors members as well as any remuneration due for participation in the Boards of Directors of Eni subsidiaries and/or shareholdings. NON-MONETARY BENEFITS In accordance with the Remuneration Policy approved by the shareholders on May 10, 2023, the Board of Directors, meeting on June 1, 2023 decided to confirm the same benefits already provided for in the previous term (life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Also provided, provisions contained in the national collective bargaining agreement and the supplementary company agreements for Eni senior managers, a company car for business and personal use).

48 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

2024 DEFERRED SHORT-TERM INCENTIVE (STI) - ACCRUAL OF ANNUAL PORTION AND AWARD OF DEFERRED PORTION

The 2024 STI Plan was implemented in in accordance with the criteria and methods provided for in the 2023-2026 Remuneration Policy. Accordingly, in relation to the results obtained in 2023 and approved by the Board of Directors on May 13, 2024 (140 points), an annual incentive of €2,184 thousand was accrued, with the awarding of a deferred incentive of €1,176 thousand (respectively 65% and 35% of the total incentive of €3,360 thousand).

2021 DEFERRED SHORT-TERM INCENTIVE - ACCRUAL OF DEFERRED ANNUAL PORTION

The deferred portion of the STI awarded in 2021 accrued for €2,330 thousand in 2023, based on the final multiplier verified in the 2021-2023 performance period (201%) approved by the Board of Directors on March 13, 2024.

2020-2022 EQUITY-BASED LONG-TERM INCENTIVE PLAN - ACCRUAL OF THE 2021 AWARD

In 2023 the incentive awarded in 2021 accrued, relative to the 2020-2022 Equity-Based Long-Term Incentive Plan. The actual number of shares to be granted will be determined after verification of the performance results which were not yet available as of the date of approval of this Report.
An estimate of the number of shares which may be granted is found in table 3 in this section, under the item "Financial instruments vested during i the year and grantable", based on current progress in the results for the performance period in question.

2023-2025 EQUITY-BASED LONG-TERM INCENTIVE PLAN - 2023 AWARD

In implementation of the 2023-2025 Equity-Based Long-Term Incentive Plan, approved by the Shareholders' Meeting of May 10, 2023, the Board of Directors resolved on October 26, 2023 to award to the Chief Executive Officer and General Manager 173,109 Eni shares, determined on the basis of the incentive percentage to be applied to total fixed remuneration (150%) and the award price resolved by the Board (€13.8641).

SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT

In 2023, the conditions for application of the severance indemnity for end of office or termination of employment resolved by the Board of Directors on June 1, 2023 were not fulfilled, in line with the Remuneration Policy approved by the Shareholders' Meeting on May 10, 2023.

SUMMARY OF REMUNERATION ACCRUED BY THE CEO/GM

Below is a summary of the remuneration accrued in 2023 for the Chief Executive Officer and General Manager, (consistent with Table 1 of the chapter "Remuneration accrued in 2023"), and the related pay mix.

TABLE 22 – SUMMARY OF REMUNERATION ACCRUED FOR THE CEO/GM IN 2023

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	**Total**
Amount (thousands of euro)	1,600	2,184	2,330[a]	32	**6,146**
Pay mix (%)	26%	36%	38%	1%	**100%**

(a) Includes the deferred portion of the Short-Term Incentive 2021 accrued in 2020-2023; does not include the Equity-Based Long-Term Incentive 2021 which will be calculated after completion of the final verification process scheduled for June 2024.

Chief Operating Officers and Other Managers with Strategic Responsibilities FIXED REMUNERATION In 2023, within the context of the annual salary review process envisaged for all managers in cases of promotion to more senior levels or in line with necessary market-driven adjustments, selective adjustments were made to fixed remuneration for the Chief Operating Officers of the businesses Energy Evolution and Natural Resources and Other Managers with Strategic Responsibilities. 2024 DEFERRED SHORT-TERM INCENTIVE (STI) - ACCRUAL OF ANNUAL PORTION AND AWARD OF DEFERRED PORTION The annual and deferred portion of the 2024 STI Plan will be paid/awarded in 2024 based on 2023 individual performance, the final verification of which is not available at the date of approval of this Report. 2021 DEFERRED SHORT-TERM INCENTIVE - ACCRUAL OF DEFERRED ANNUAL PORTION In 2023, the deferred portion of the STI awarded in 2021 accrued based on the final multiplier verified in the 2021-2023 performance period (201%), approved by the Board of Directors on March 13, 2024. 2020-2022 EQUITY-BASED LONG-TERM INCENTIVE PLAN - ACCRUAL OF THE 2021 AWARD The incentives awarded in 2021, related to the 2020-2022 Equity-Based Long-Term Incentive Plan, accrued in 2023. The actual number of shares to be granted will be determined after verification of the performance results which were not yet available as of the date of approval of this Report. An estimate of the number of shares which may be granted is found in table 3 in this section, under the item “Financial instruments vested during i the year and grantable”, based on current progress in the results for the performance period in question. 2023-2025 EQUITY-BASED LONG-TERM INCENTIVE PLAN - 2023 AWARD On October 26, 2023, the Board of Directors approved the 2023 award of the 2023-2025 Equity- Based Long-Term Incentive Plan, approved by the Shareholders’ Meeting of May 10, 2023 and granted delegated powers to the Chief Executive Officer and General Manager for the related implementation in favour of the Chief Operating Officers, the Other Managers with Strategic Responsibilities and the managerial resources critical for the business, according to the criteria established by the Plan. NON-MONETARY BENEFITS In 2023, the non-monetary benefits provided for in the Remuneration Policy approved by the Shareholders’ Meeting of May 10, 2023 were assigned. SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT During 2023, no cases of consensual termination occurred for Chief Operating Officers or Managers with Strategic Responsibilities. SUMMARY OF REMUNERATION ACCRUED BY THE CHIEF OPERATING OFFICERS Below is a summary of the remuneration accrued in 2023 for the Chief Operating Officers (with reference to Table 1 of the chapter “Remuneration accrued in 2023”) and the related pay mix.

50 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

TABLE 23 – SUMMARY OF REMUNERATION ACCRUED FOR CHIEF OPERATING OFFICER NATURAL RESOURCES IN 2023

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	765	575[a]	243[b]	15	**1,598**
Pay mix (%)	48%	36%	15%	1%	**100%**

(a) Estimate for individual performance in relation to target level 2023 (final verification data not being available at the date of approval of the Report).
(b) Includes the deferred portion of the Short-Term Incentive 2021 accrued in 2020-2023; does not include the Equity-Based Long-Term Incentive 2021 which will be calculated after completion of the final verification process scheduled for June 2024.

TABLE 24 – SUMMARY OF REMUNERATION ACCRUED FOR CHIEF OPERATING OFFICER ENERGY EVOLUTION IN 2023

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	766	559[a]	601[b]	16	**1,942**
Pay mix (%)	39%	29%	31%	1%	**100%**

(a) Estimate for individual performance in relation to target level 2023 (final verification data not being available at the date of approval of the Report).
(b) Includes the deferred portion of the Short-Term Incentive 2021 accrued in 2020-2023; does not include the Equity-Based Long-Term Incentive 2021 which will be calculated after completion of the final verification process scheduled for June 2024.

The tables of the chapter "Remuneration accrued in 2023" show the details of fixed remuneration of the Short and Long-Term Incentives accrued in 2023 to the Chief Operating Officers and, in aggregate form, to other Managers with Strategic Responsibilities.

CLAWBACK/MALUS

In 2023 there were no cases of application of the clawback/malus clauses provided for by the Eni Remuneration Policy.

Additional disclosure on the implementation of Remuneration Policy for 2022

To complete information published in Section II of the 2023 Remuneration Report, this section reports the actual values of 2022 remuneration paid/assigned in relation to the final verification of performances completed after the date of approval of the Report, where remuneration had been shown using estimates based on target-level performance.

Equity-Based Long-Term Incentive Plan (LTI Plan) 2020-2022

VERIFICATION OF RESULTS 2020-2022 - 2020 AWARD

In relation to the final TSR result, approved by the Board of Directors on March 16, 2023, as well as verification of the results of the NPV parameter for proven reserves 2022 and the absolute parameters (Economic/Financial, Decarbonisation, Energy Transition and Circular Economy) approved by the Board of Directors on June 1, 2023, the final multiplier for the 2020 award was 96%, as illustrated in the table below.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 51

TABLE 25 – FINAL EQUITY-BASED LTI PLAN 2020 MULTIPLIER ACCRUED IN 2020-2022

Relative targets	% weight	Result 2020	Result 2021	Result 2022	Multiplier	Weighted multiplier
ΔTSR 3 year	25%		10°		0%	0%
NPV Proven Reserves	20%	2°	5°	8°	87%	17%
		160%	100%	0%		

Absolute targets	% weight	Target[a] Min.	Target[a] Max.	Result	Multiplier	Weighted multiplier
Free Cash Flow (billions of euros)	20%	17.08	19.33	19.87	180%	36%
Decarbonisation (tCO_2/kboe)	15%	20.6	19.7	20.6	80%	12%
Energy Transition (MW)	10%	1,518	2,170	2,156	178%	18%
Circular Economy (projects)	10%	1 project	3 project	2 project	130%	13%
			Final multiplier			**96%**

(a) target adjusted to neutralise external factors, for example the commodity prices situation and the exchange rate, as well as events that by their nature are not attributable to management performance, applying the predetermined method of gap analysis approved by the Remuneration Committee.

Verification of absolute targets was done using the gap analysis methodology approved by the Remuneration Committee, which calls for neutralisation of external factors such as the commodity price situation and exchange rate, as well as events that by their nature are not attributable to management performance, so as to ensure results can be accurately compared with the targets assigned. The following are the main results for each objective:

- **Free Cash Flow** (organic): exceeded the target thanks to particularly significant results seen in the GGP sector;
- **Decarbonisation** (GHG emissions): in line with the threshold amount;
- **Energy Transition** (incremental installed renewable capacity): exceeded the target thanks to accelerated growth, also due to selective acquisitions that were rapidly integrated in the Eni portfolio;
- **Circular Economy** (projects): in line with the target.

Chief Executive Officer and General Manager Claudio Descalzi

SHARES GRANTED (2020 AWARD)

In relation to the verified final multiplier (96%), in November 2023 the Chief Executive Officer and General Manager were granted 280,753 Eni shares, the taxable value of which was €4,288 thousand at the time of grant, also in relation to the increase in the price of the Eni share at the time of grant with respect to the time of award (€15.27 vs. €8.21).

Chief Operating Officers and Other Managers with Strategic Responsibilities

SHARES GRANTED (2020 AWARD)

In relation to the verified final multiplier (96%), the following assignments occurred in November 2023:

- Chief Operating Officer Natural Resources Guido Brusco was granted 16,904 Eni shares, for a taxable value of € 258 thousand;
- Chief Operating Officer Energy Evolution Giuseppe Ricci was granted 32,052 Eni shares, for a taxable value of € 490 thousand;
- other Managers with Strategic Responsibilities were granted a total of 390,715 Eni shares, for a total taxable value at the time of grant of €5,967 thousand.

2023 Deferred Short-Term Incentive (STI) - accrual of annual portion and award of deferred portion CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES Following final verification of individual performance in 2022, as carried out after the date of approval of the 2023 Remuneration Report, the following payments/assignments occurred: • Chief Operating Officer Natural Resources Guido Brusco was paid the annual portion of €613 thousand and awarded the deferred portion of €330 thousand; • Chief Operating Officer Energy Evolution Giuseppe Ricci was paid the annual portion of €629 thousand and was awarded the deferred portion of €338 thousand; • Other Managers with Strategic Responsibilities, were paid annual portions for a total amount of €7,075 thousand and were awarded deferred portions totalling €3,812 thousand.

REMUNERATION ACCRUED IN 2023 Table 1 - Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities In compliance with the provisions of the Issuers Regulation, the table below reports the remuneration accrued in 2022 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with Strategic Responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year. In particular: • the column labelled “Fixed Remuneration” reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or payments with reference to the employment relationship are indicated separately; • the column labelled “Remuneration for participation on Committees” reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, compensation for each Committee is indicated separately; • the column labelled “Variable non-equity remuneration” under the item “Bonuses and other incentives” shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 “Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities”; in the event of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the incentives accrued considering performance not yet verified at target level; item “Profit sharing” does not show any figures since no profit-sharing mechanisms are in place; • the column labelled “Benefits in kind” reports (on an accrual and taxability basis) the value of any fringe benefits awarded; • the column labelled “Other remuneration” reports (on an accrual basis) any other remuneration deriving from other services provided; • the column labelled “Total” reports the sum of the amounts of all the previous items; • the column labelled “Fair value of equity compensation” reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period; • the column labelled “Severance indemnity for end-of-office or termination of employment” reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

54 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

TABLE 1 – REMUNERATION PAID TO DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES
(AMOUNT IN THOUSANDS OF EUROS)

							Variable non-equity remuneration						
Name and surname	Notes	Position	Period for which the position was held	Expiration of office(*)	Fixed remuneration	Remuneration for participation in Committees	Bonuses and other incentives	Profit sharing	Non-monetary benefits	Other remuneration	Total	Fair value of equity-based remuneration	Severance indemnity for end-of-office or termination of employment
Board of Directors													
Lucia Calvosa	(1)	Chairwoman	01.01-05.10	2023	180[a]				2[b]		182		
Giuseppe Zafarana	(2)	Chairman	05.10-12.31	2026	320[a]						320		
Claudio Descalzi	(3)	Chief Executive Officer and General Manager	01.01-12.31	2026	1,600[a]		4,514[b]		32[c]		6,146	2,068	
Ada Lucia De Cesaris	(4)	Director	01.01-05.10	2023	29[a]	32[b]					61		
Filippo Giansante	(5)	Director	01.01-05.10	2023	28[a]	12[b]					40		
Pietro Angelo Guindani	(6)	Director	01.01-05.10	2023	29[a]	36[b]					65		
Karina Litvack	(7)	Director	01.01-05.10	2023	29[a]	31[b]					60		
Emanuele Piccinno	(8)	Director	01.01-05.10	2023	29[a]	23[b]					52		
Nathalie Tocci	(9)	Director	01.01-05.10	2023	29[a]	49[b]					78		
Raphael Louis L. Vermeir	(10)	Director	01.01-12.31	2026	80[a]	110[b]					190		
Elisa Baroncini	(11)	Director	05.10-12.31	2026	51[a]	42[b]					93		
Massimo Belcredi	(12)	Director	05.10-12.31	2026	51[a]	51[b]					102		
Roberto Ciciani	(13)	Director	05.10-12.31	2026	51[a]	22[b]					73		
Carolyn Adele Dittmeier	(14)	Director	05.10-12.31	2026	51[a]	58[b]					109		
Federica Seganti	(15)	Director	05.10-12.31	2026	51[a]	64[b]					115		
Cristina Sgubin	(16)	Director	05.10-12.31	2026	51[a]	54[b]					105		
Board of Statutory Auditors													
Rosalba Casiraghi	(17)	Chairwoman	01.01-12.31	2026	85[a]					65[b]	150		
Enrico Maria Bignami	(18)	Statutory Auditor	01.01-12.31	2026	75[a]					63[b]	138		
Marcella Caradonna	(19)	Statutory Auditor	01.01-12.31	2026	75[a]						75		
Giovanna Ceribelli	(20)	Statutory Auditor	01.01-05.10	2023	27[a]						27		
Marco Seracini	(21)	Statutory Auditor	01.01-05.10	2023	27[a]					109[b]	136		
Giulio Palazzo	(22)	Statutory Auditor	05.10-12.31	2026	48[a]						48		
Andrea Parolini	(23)	Statutory Auditor	05.10-12.31	2026	48[a]						48		
Managers with Strategic Responsibilities(**)													
Guido Brusco	(24)	Chief Operating Officer Natural Resources	01.01-12.31		765[a]		818[b]		15[c]		1,598	225	
Giuseppe Ricci	(25)	Chief Operating Officer Energy Evolution	01.01-12.31		766[a]		1.160[b]		16[c]		1,942	311	
Altri DIRS	(26)	*Remuneration in the company that prepares the Financial Statements*			11,326		13,283		381	104	25,094	3,732	
		Remuneration from subsidiaries and associates											
		Total			11,326[a]		13,283[b]		381[c]	104[d]	25,094	3,732	
					15,901	**584**	**19,775**		**446**	**358**	**37,064**	**6,336**	

(*) For Directors appointed for the 2023-2026 term, the office will expire with the Shareholders' Meeting called to approve the Financial Statements as at December 31, 2025.
(**) Executives who were permanent members of the Company's Management Committee during the year together with the Chief Executive Officer, or who reported directly to the CEO (twenty-four executives).

(1) **Lucia Calvosa - Chairwoman of the Board of Directors**
(a) The amount includes: (i) the pro-rata portion of fixed remuneration of set by the Shareholders' Meeting of May 13, 2020, equal to €32.3 thousand; (ii) the pro-rata portion of fixed remuneration for the delegated powers approved by the Board for the 2020-2023 term, equal to €147.4 thousand.
(b) The amount includes the taxable value of insurance and welfare coverage set by the Board of Directors for the 2020-2023 term, as from January 1, 2021.

(2) **Giuseppe Zafarana - Chairman of the Board of Directors**
(a) The amount includes: (i) the pro-rata portion of fixed remuneration of set by the Shareholders' Meeting of May 10, 2023, equal to €57.8 thousand; (ii) the pro-rata portion of fixed remuneration for the delegated powers approved by the Board for the 2023-2026 term, equal to €261.9 thousand.

(3) **Claudio Descalzi - Chief Executive Officer and General Manager**
(a) The amount includes: (i) the fixed remuneration for the position of Chief Executive Officer for the 2020-2023 term equal to €600 thousand; (ii) the fixed remuneration for the position of General Manager set for the 2023-2026 term, equal to €1,000 thousand.

To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for executives and the Company’s complementary agreements for an amount of €17.7 thousand. (b) The amount includes (i) the annual portion of the 2024 STI plan accrued in 2023, in the amount of €2,184 thousand, for Eni's performance achieved in 2023 and (ii) the deferred portion of the STI plan awarded in 2021, accrued in relation to the performance achieved in the 2021-2023 period, in the amount of €2,330 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (4) Ada Lucia De Cesaris - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €18 thousand for the Control and Risk Committee and €14.4 thousand for the Appointments Committee. (5) Filippo Giansante - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €12.4 thousand for the Sustainability and Scenarios Committee. (6) Pietro Angelo Guindani - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €25.3 thousand for the Control and Risk Committee and €10.8 thousand for the Appointments Committee. (7) Karina Litvack - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €12.6 thousand for the Remuneration Committee and €18.1 thousand for the Sustainability and Scenarios Committee. (8) Emanuele Piccinno - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €12.6 thousand for the Sustainability and Scenarios Committee and €10.8 thousand for the Appointments Committee. (9) Nathalie Tocci - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €18.1 thousand for the Control and Risk Committee, €18.1 thousand for the Remuneration Committee and €12.6 thousand for the Sustainability and Scenarios Committee. (10) Raphael Louis L. Vermeir - Director (a) The amount corresponds to the sum of the pro-rata amounts of fixed remuneration respectively approved by the Shareholders’ Meetings of May 13, 2020 and May 10, 2023. (b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €62.8 thousand for the Control and Risk Committee, €35 thousand for the Remuneration Committee and €12.6 thousand for the Sustainability and Scenarios Committee. (11) Elisa Baroncini - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €22.3 thousand for the Sustainability and Scenarios Committee and €19.2 thousand for the Appointments Committee. (12) Massimo Belcredi - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €31.9 thousand for the Remuneration Committee and €19.1 thousand for the Appointments Committee. (13) Roberto Ciciani - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €22.3 thousand for the Sustainability and Scenarios Committee. (14) Carolyn Adele Dittmeier - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €31.9 thousand for the Control and Risk Committee and €25.6 thousand for the Appointments Committee. (15) Federica Seganti - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €31.9 thousand for the Control and Risk Committee and €31.9 thousand for the Sustainability and Scenarios Committee. (16) Cristina Sgubin - Director (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (b) The amount includes the pro-rata portion of the remuneration established by the Board of Directors for participation on Board Committees, in particular: €31.9 thousand for the Control and Risk Committee and €22.4 thousand for the Remuneration Committee. (17) Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors (a) The amount corresponds to the sum of the pro-rata amounts of fixed remuneration respectively approved by the Shareholders’ Meetings of May 13, 2020 and May 10, 2023. (b) The amount corresponds to the remuneration for serving on the Supervisory Body. (18) Enrico Maria Bignami - Statutory Auditor (a) The amount corresponds to the sum of the pro-rata amounts of fixed remuneration respectively approved by the Shareholders’ Meetings of May 13, 2020 and May 10, 2023. (b) The amount corresponds to the remuneration for the positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: €45 thousand at Eni Mediterranea Idrocarburi SpA; €18 thousand at ENIBIOCH4IN SpA. (19) Marcella Caradonna - Statutory Auditor (a) The amount corresponds to the sum of the pro-rata amounts of fixed remuneration respectively approved by the Shareholders’ Meetings of May 13, 2020 and May 10, 2023. (20) Giovanna Ceribelli - Statutory Auditor (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (21) Marco Seracini - Statutory Auditor (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount corresponds to the pro-rata portion for positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: €45 thousand at Versalis SpA; €12 thousand at Evolvere SpA; €14.7 thousand at TTPC SpA; €30 thousand at Eni Fuel SpA; €7 thousand at Eni Plenitude Solar & Miniwind srl. (22) Giulio Palazzo - Statutory Auditor (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (23) Andrea Parolini - Statutory Auditor (a) The amount corresponds to the pro-rata portion of the annual fixed remuneration set by the Shareholders’ Meeting of May 10, 2023. (24) Guido Brusco - Chief Operating Officer Energy Evolution (a) The amount corresponds to Gross Annual Salary. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €14.7 thousand. (b) The amount includes: (i) the annual portion of the 2024 STI Plan accrued in 2023, in the amount of €575 thousand, based on the assumption of individual performance at target in 2023 (given the unavailability of verified performance data at the date of approval of the Report); and (ii) the deferred portion of the STI Plan awarded in 2021, accrued in relation to performance achieved in the 2021-2023 period, for a total amount of €309 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (25) Giuseppe Ricci - Chief Operating Officer Energy Evolution (a) The amount corresponds to Gross Annual Salary. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €7.3 thousand. (b) The amount includes: (i) the annual portion of the 2024 STI Plan accrued in 2023, in the amount of €559 thousand, based on the assumption of individual performance at target in 2023 (given the unavailability of verified performance data at the date of approval of the Report); and (ii) the deferred portion of the STI Plan awarded in 2021, accrued in relation to performance achieved in the 2021-2023 period, for a total amount of €301 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (26) Other Managers with Strategic Responsibilities (a) The amount corresponds to total Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company’s additional agreements, as well as other indemnities related to employment for a total of €401 thousand. (b) The amount includes: (i) the annual portions of the 2024 STI Plan accrued in 2023, for a total amount of €7,007 thousand, based on the assumption of individual performance at target in 2023 (given the unavailability of verified performance data at the date of approval of the Report); and (ii) the deferred portion of the STI Plan awarded in 2021, accrued in relation to performance achieved in the 2021-2023 vesting period, for an amount of €3,774 thousand. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (d) Amounts due to for the positions held by Managers with strategic responsibilities in the Company’s Supervisory Body and for the Manager responsible for the preparation of the Company’s financial statements (FRO).

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Table 2 - Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, Other Managers with Strategic Responsibilities (including all individuals who filled these roles during the period, even if for only a fraction of the year). The column labelled “Bonus for the year” details: • under the item “payable” the short-term variable Incentive accrued during the year based on the final verification of the performance carried out by the competent corporate bodies with reference to the objectives defined for the financial year; in the event of unavailability of the performance result at the date of approval of the Report, the table shows an estimate of the incentive accrued considering performance not yet verified at target level; • under the item “deferred”, the amount of the base incentive award awarded during the year; • under the item “deferral period”, the duration of the vesting period for the deferred incentive awards awarded in the year. The column labelled “Bonus for previous years details”: • under the item “no longer payable", the long-term incentive awards no longer payable in relation to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules; • under the item “payable,” the deferred incentive accrued in the year, on the basis of verification of the performance conditions for the vesting period, or the incentive amounts earned due to events relating to employment relationships as envisaged in the Plan regulations; • under the item “still deferred,” incentives assigned in previous years that have not yet vested. The column labelled “Other Bonuses” details incentives earned on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year. The total of the amounts under the item “payable” in the columns “Bonus for the year”, “Bonus for previous years” and “Other Bonuses” is the same as that indicated in the “Bonuses and other incentives” column in table 1.

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX
57

TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES
(AMOUNTS IN EURO THOUSANDS)

Name and surname	Position	Plan	Bonus for the year			Bonus for previous years			
			payable/ paid	deferred	deferral period	no longer payable	payable/ paid	still deferred	Other bonuses
Claudio Descalzi	Chief Executive Officer and General Manager	2024 Short-Term Incentive Plan - Portion paid BoD of March 13, 2024	2,184						
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024		1,176	3 years				
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						1,109	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022						1,134	
		2021 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2021					2,330		
Total			**2,184**	**1,176**			**2,330**	**2,243**	
Guido Brusco	Chief Operating Officer - Natural Resources from 07/02/2022	2024 Short-Term Incentive Plan - Portion paid BoD of March 13, 2024	575[a]						
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024		309[b]					
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						330	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022						210	
		2021 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2021					243		
Total			**575**	**309**			**243**	**540**	
Giuseppe Ricci	Chief Operating Officer Energy Evolution	2024 Short-Term Incentive Plan - Portion paid BoD of March 13, 2024	559[a]						
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024		301[b]					
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						338	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022						304	
		2021 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2021					601		
Total			**559**	**301**			**601**	**642**	
Other Managers with Strategic Responsibilities[c]		2024 Short-Term Incentive Plan - Portion paid BoD of March 13, 2024	7,647[a]						
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024		3,802[b]	3 years				
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023						3,794	
		2022 Short-Term Incentive Plan - Portion deferred BoD of March 17, 2022						3,404	
		2021 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2021					5,636		
Total			**7,647**	**3,802**			**5,636**	**7,198**	
			10,965	**5,588**			**8,810**	**10,623**	

(a) Annual portion of the 2024 STI Plan accrued in 2023, based on the assumption of 2023 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(b) Deferred portion of the 2024 STI Plan accrued in 2023, based on the assumption of 2023 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(c) Other Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-four).

Table 3 - Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities The table below shows, for the Long-Term Equity-based Incentive Plan, the shares awarded/grantable to the Chief Executive Officer and General Manager and Chief Operating Officers, and, in terms of aggregate numbers, to the Other Managers with Strategic Responsibilities (including all individuals who covered such positions for any period of time during the year). In particular: • the column “Financial instruments awarded in previous years and not vested during the year” shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested; • the column “Financial instruments awarded during the year” shows the type, number, total fair value, vesting period, award date, and market price on that date for financial instruments awarded during the year; • the column “Financial instruments vested during the year and not granted” shows the type and number of any financial instruments awarded and no longer grantable based on verification of performance during the vesting period, or of any financial instruments awarded and not grantable due to termination of employment as governed by the rules of the plans; • the column “Financial instruments vested during the year and grantable” shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and grantable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the number of shares grantable in relation to the performances already verified and to hypotheses of target level for the performances not yet available at the date of publication of the Report; • the column “Financial instruments for the year” shows the fair value of the financial instruments awarded and still in existence solely for the portion pertaining to the year, which is also shown in table 1 in the column “Fair value of equity-based remuneration”.

TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES Financial instruments awarded in previous years and not vested during the year Financial instruments awarded during the year Financial instruments vested during the year and not granted Financial instruments vested during the year and grantable Financial instruments for the year Name and surname Position Plan Number of Eni shares Vesting period Number of Eni shares Fair value at award date Vesting period Award date Market price on award date (euro) Number of Eni shares Number of Eni shares Value at date of vesting Fair value Claudio Descalzi Chief Executive Officer and General Manager as from May 9, 2014 2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023 173,109 2,439 3 years October 26, 2023 12.918 147 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 203,230 3 years 693 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 25,397 205,485(a) 826 Total 173,109 2,439 25,397 1,666 Managers with strategic responsibilities Guido Brusco Chief Operating Officer Natural Resources 2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023 29,248 389 3 years November 30, 2023 14.324 11 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 30,950 3 years 119 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 1,952 15,797(a) 59 Total 29,248 389 1,952 189 Giuseppe Ricci Chief Operating Officer Energy Evolution 2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023 28,455 379 3 years November 30, 2023 14.324 11 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 31,712 3 years 122 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 3,646 29,495(a) 109 Total 28,455 379 3,646 242 Other Managers with Strategic Responsibilities(b) 2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023 370,816 4,935 3 years November 30, 2023 14.324 2022 Equity-based Long-Term Incentive Plan BoD October 27, 2022 373,265 3 years 1,438 2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021 41,011 331,813(a) 1,230 Total Managers with Strategic Responsibilities 370,816 4,935 41,011 2,668 Total Managers with Strategic Responsibilities (with GM) 428,519 5,703 46,609 3,099 Grand total 601,628 8,142 72,006 4,765 (a) Number of shares that can be granted, estimated based on progress in results during the reference performance period, as the final figures for performance were not available on the date the Report was approved. (b) Executives who

SHAREHOLDINGS HELD The table below reports, under article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and Other Managers with Strategic Responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period. The number of shares (all “ordinary”) is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the Other Managers with Strategic Responsibilities. The individuals indicated hold title to the shareholdings. TABLE 4 – SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (2023) Name and surname Position Affiliated Company Number of shares held at 12.31.2022 Number of shares acquired(a) Number of shares sold(b) Number of shares held at 12.31.2023 Board of Directors Claudio Descalzi Chief Executive Officer Eni SpA 251,077 295,753 120,558 426,272 Chief Operating Officers Guido Brusco COO NR Eni SpA 10,682 16,904 7,259 20,327 Giuseppe Ricci COO EE Eni SpA 26,952 37,052 13,764 50,240 Other Managers with Strategic Responsibilities(c) Eni SpA 382,451 502,358 268,777 616,032 (a)Including the assignment of shares of the 2020 award of the LTI Share Plan, vested in 2020-2022. (b) Including the portion of shares sold for tax compliance related to the assignment of the 2020 award of the LTI share Plan. (c) Other Executives who were permanent members of the Company’s Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers or who reported directly to the CEO (twenty-four executives, all of which with shareholdings in Eni SpA).

LETTER | INTRODUCTION | EXECUTIVE SUMMARY | SECTION I | SECTION II | ANNEX 61

ANNEXED UNDER ARTICLE 84-BIS OF CONSOB ISSUER REGULATION - 2023 IMPLEMENTATION OF THE 2023-2025 LONG-TERM INCENTIVE (LTI) PLAN

With reference to the 2023-2025 Long-Term Equity-based Incentive Plan approved by the ordinary Shareholders' Meeting on May 10, 2023, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2023 Plan award, in accordance with Art. 84-bis (Annex 3A, schedule 7) of the CONSOB Issuer Regulation.

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999

		FRAME 1 FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Caludio Descalzi	CEO and General Manager Eni SpA	May 10, 2023	Eni shares	173,109[a]	26/10/23	n.a.	15.482	3 years
Luca Alburno	CEO Raffineria Di Gela SpA	May 10, 2023	Eni shares	2,705	30/11/23	n.a.	15.168	3 years
Adriano Alfani	CEO Versalis SpA	May 10, 2023	Eni shares	23,442	30/11/23	n.a.	15.168	3 years
Clara Andreoletti	Chairwoman & CEO - Eni Next LLC	May 10, 2023	Eni shares	2,344	30/11/23	n.a.	15.168	3 years
Mirko Araldi	Directeur Général Eni Congo SA	May 10, 2023	Eni shares	2,128	30/11/23	n.a.	15.168	3 years
Andrea Balanzoni	Managing Director Versalis Singapore Ltd	May 10, 2023	Eni shares	2,200	30/11/23	n.a.	15.168	3 years
Antonio Massimiliano Baldassarre	General Manager Eni North Africa BV	May 10, 2023	Eni shares	3,787	30/11/23	n.a.	15.168	3 years
Stefano Ballista	Chairman and CEO Eni Sustainable Mobility SpA	May 10, 2023	Eni shares	13,272	30/11/23	n.a.	15.168	3 years
Marco Vittorio Bollini	Managing Director Eni International BV	May 10, 2023	Eni shares	7,321	30/11/23	n.a.	15.168	3 years
Fabrizio Bolondi	Managing Director Naoc Ltd	May 10, 2023	Eni shares	2,813	30/11/23	n.a.	15.168	3 years
Alberto Mario Bonettini	Managing Director Eni International Resources Ltd	May 10, 2023	Eni shares	6,636	30/11/23	n.a.	15.168	3 years
Marica Calabrese	Managing Director & General Manager Eni Rovuma Basin BV	May 10, 2023	Eni shares	1,947	30/11/23	n.a.	15.168	3 years
Mattia Campanali	General Manager Ieoc Production BV	May 10, 2023	Eni shares	3,751	30/11/23	n.a.	15.168	3 years
Francesco Caria	CFO Seacorridor Srl	May 10, 2023	Eni shares	4,003	30/11/23	n.a.	15.168	3 years
Paolo Carnevale	President & CEO Eni Trading & Shipping Inc.	May 10, 2023	Eni shares	3,282	30/11/23	n.a.	15.168	3 years
Tiziano Colombo	CEO Eni Corporate University SpA	May 10, 2023	Eni shares	4,977	30/11/23	n.a.	15.168	3 years
Roberto Daniele	Managing Director Muara Bakau BV	May 10, 2023	Eni shares	4,147	30/11/23	n.a.	15.168	3 years
Paolo De Julis	CEO Eni Suisse SA	May 10, 2023	Eni shares	2,200	30/11/23	n.a.	15.168	3 years
Antonio De Roma	CEO Eni BIOCH4IN SpA	May 10, 2023	Eni shares	2,741	30/11/23	n.a.	15.168	3 years
Alessandro Gaeta	CEO Eni Trade & Biofuels SpA	May 10, 2023	Eni shares	4,364	30/11/23	n.a.	15.168	3 years
Alessandro Gelmetti	Managing Director Eni Vietnam BV	May 10, 2023	Eni shares	2,416	30/11/23	n.a.	15.168	3 years
Gabriele Giona	Managing Director & General Manager Petrobel Belaym Co.	May 10, 2023	Eni shares	2,164	30/11/23	n.a.	15.168	3 years
Paolo Grossi	CEO Eni Rewind SpA	May 10, 2023	Eni shares	10,423	30/11/23	n.a.	15.168	3 years
Giovanni Grugni	Chairman and CEO Floaters	May 10, 2023	Eni shares	2,669	30/11/23	n.a.	15.168	3 years
Giorgio Guidi	Managing Director Eni Mexico Srlcv	May 10, 2023	Eni shares	3,210	30/11/23	n.a.	15.168	3 years
Massimo Maria Insulla	President and CEO - GM Eni US Op. Inc.	May 10, 2023	Eni shares	3,570	30/11/23	n.a.	15.168	3 years
Maurizio Limiti	Managing Director Eni Espana Comercializadora De Gas SAU	May 10, 2023	Eni shares	1,803	30/11/23	n.a.	15.168	3 years
Giuseppe Lo Faso	Managing Director Versalis Deutschland GmbH	May 10, 2023	Eni shares	1,659	30/11/23	n.a.	15.168	3 years

(a) Number of shares awarded with resolution of the Board of Directors of October 26, 2023.

62 REPORT ON THE 2024 REMUNERATION POLICY AND REMUNERATION PAID 2023 ENI

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Sergio Francantonio Lombardini	Chairman & Managing Director Versalis International SA	May 10, 2023	Eni shares	5,662	30/11/23	n.a.	15.168	3 years
Giuseppe Macchia	CFO AGI Agenzia Giornalistica Italia SpA	May 10, 2023	Eni shares	4,039	30/11/23	n.a.	15.168	3 years
Alberto Manzati	Managing Director Eni Iraq BV	May 10, 2023	Eni shares	1,947	30/11/23	n.a.	15.168	3 years
Renato Maroli	Managing Director And Resident Manager Agip Karachaganak BV	May 10, 2023	Eni shares	3,823	30/11/23	n.a.	15.168	3 years
Nicola Mavilla	Managing Director Eni Coite D'Ivoire Ltd	May 10, 2023	Eni shares	2,921	30/11/23	n.a.	15.168	3 years
Adriano Mongini	Chief Executive Officer Azule Energy Angola BV	May 10, 2023	Eni shares	8,692	30/11/23	n.a.	15.168	3 years
Giuseppe Moscato	Managing Director Eni Maroc BV	May 10, 2023	Eni shares	4,147	30/11/23	n.a.	15.168	3 years
Annalisa Muccioli	CEO Eniprogetti SpA	May 10, 2023	Eni shares	2,272	30/11/23	n.a.	15.168	3 years
Alfonso Pagano	General Manager Coral FLNG SA	May 10, 2023	Eni shares	2,488	30/11/23	n.a.	15.168	3 years
Denis Palermo	Managing Director Eni Australia Ltd	May 10, 2023	Eni shares	2,488	30/11/23	n.a.	15.168	3 years
Remo Pasquali	Chairman and CEO Eni Sustainable Mobility US Inc.	May 10, 2023	Eni shares	4,833	30/11/23	n.a.	15.168	3 years
Andrea Percivalle	CEO/GM Eni Fuel SpA	May 10, 2023	Eni shares	6,131	30/11/23	n.a.	15.168	3 years
Marco Petracchini	Chairman Versalis SpA	May 10, 2023	Eni shares	10,350	30/11/23	n.a.	15.168	3 years
Biagio Pietraroia	Managing Director Eni Oman BV	May 10, 2023	Eni shares	3,282	30/11/23	n.a.	15.168	3 years
Luciano Pifori	CEO Eni Deutschland GmbH	May 10, 2023	Eni shares	2,921	30/11/23	n.a.	15.168	3 years
Alina Pomar	Chairwoman and CEO Enimed SpA	May 10, 2023	Eni shares	1,587	30/11/23	n.a.	15.168	3 years
Diego Portoghese	Managing Director Eni Sharjha BV	May 10, 2023	Eni shares	3,859	30/11/23	n.a.	15.168	3 years
Paolo Repetti	CFO Eniservizi SpA	May 10, 2023	Eni shares	5,518	30/11/23	n.a.	15.168	3 years
Federico Rey	Managing Director Banque Eni SA	May 10, 2023	Eni shares	3,643	30/11/23	n.a.	15.168	3 years
Alessandro Rosatelli	Managing Director Eni Abu Dhabi Refining & Trading Services BV	May 10, 2023	Eni shares	2,741	30/11/23	n.a.	15.168	3 years
Giancarlo Ruiu	General Director Karachaganak Petroleum Operating BV	May 10, 2023	Eni shares	2,380	30/11/23	n.a.	15.168	3 years
Giovanni Sabatini	CEO Eni Ecuador SA	May 10, 2023	Eni shares	2,236	30/11/23	n.a.	15.168	3 years
Fulvio Siotto	General Manager Zenith SA	May 10, 2023	Eni shares	4,003	30/11/23	n.a.	15.168	3 years
Ferruccio Taverna	General Manager Damietta LNG Services SAE	May 10, 2023	Eni shares	2,236	30/11/23	n.a.	15.168	3 years
Giorgio Tuccio	Chairman Versalis France SAS	May 10, 2023	Eni shares	3,354	30/11/23	n.a.	15.168	3 years
Tamás Varga	Chairman & Managing Director Dunastyr Polystyrene Manufacturing Co Ltd	May 10, 2023	Eni shares	1,726	30/11/23	n.a.	15.168	3 years
Luciano Maria Vasques	Managing Director Eni Uk Ltd	May 10, 2023	Eni shares	4,003	30/11/23	n.a.	15.168	3 years
Maurizio Vecchiola	Chairman and CEO Finproject SpA	May 10, 2023	Eni shares	6,492	30/11/23	n.a.	15.168	3 years
Giorgio Vicini	Directeur General Eni Algeria Production BV	May 10, 2023	Eni shares	2,741	30/11/23	n.a.	15.168	3 years
Other Eni Managers with Strategic Responsibilities[b]	21 managers	May 10, 2023	Eni shares	371,032	30/11/23	n.a.	15.168	3 years
Other Managers	320 managers	May 10, 2023	Eni shares	1,127,219	30/11/23	n.a.	15.168	3 years

(b) Other Executives who, at time of award and together with the Chief Executive Officer and Chief Operating Officers, were permanent members of the Company's Management Committee or reported directly to the CEO.

Annex: list of charts and tables LIST OF CHARTS Chart 1 Total Shareholder Return 9 Chart 2 Total Recordable Injury Rate (TRIR) and Severity Incident Rate (SIR) 9 Chart 3 NET GHG Emissions Upstream Scope 1 and 2 equity and GHG emission intensity Scope 1 and Scope 2 Upstream equity 10 Chart 4 Total average remuneration 2023 10 Chart 5 Pay for performance analysis 11 Chart 6 Results of shareholders’ vote on Eni Remuneration Report in 2017–2023 - Section I 18 Chart 7 Results of shareholders’ vote on Eni Remuneration Report in 2020–2023 - Section II 19 Chart 8 Total Incentive Multiplier 33 Chart 9 Deferred incentive - timeline 33 Chart 10 Deferred incentive multiplier 34 Chart 11 Equity-based LTI Plan timeline 34 Chart 12 Performance scale - multiplier for absolute parameters 37 Chart 13 Pay mix CEO 38 Chart 14 Pay mix MSRs 40 LIST OF TABLES Table 1 CEO/GM pay ratio vs. median employee remuneration 11 Table 2 Raw gender pay ratio 12 Table 3 Gender pay ratio with equal roles and seniority 12 Table 4 Minimum wages 13 Table 5 Alignment with the strategic plan 15 Table 6 Our governance practices 15 Table 7 2024 Remuneration Policy summary 16 Table 8 Remuneration Committee meetings in 2023 23 Table 9 Annual cycle of Remuneration Committee activities 24 Table 10 New CEO remuneration Peer Group 28 Table 11 2024 targets for the Short-Term Incentive Plan with deferral 2025 31 Table 12 Levels of annual payable incentive 33 Table 13 Levels of payable deferred portion 34 Table 14 Absolute 2024-2026 targets for the 2024 award of the 2023-2025 LTI share-based plan 36 Table 15 Performance Scale - Relative Performance Scale Multiplier (Tsr) 36 Table 16 Value levels of granted shares 37 Table 17 Remuneration paid to the CEO/GM in 2019-2023 43 Table 18 Remuneration paid to the Chief Operating Officer - Natural Resources in 2020-2023 43 Table 19 Remuneration paid to the Chief Operating Officer - Energy Evolution in 2020-2023 44 Table 20 Verification of 2023 objectives 45 Table 21 Final multiplier of the sti deferred portion accrued in 2021-2023 46 Table 22 Summary of remuneration accrued for the CEO/GM in 2023 48 Table 23 Summary of remuneration accrued for the Chief Operating Officer - Natural Resources in 2023 50 Table 24 Summary of remuneration accrued for the Chief Operating Officer - Energy Evolution in 2023 50 Table 25 Final equity-based lti plan 2020 multiplier accrued in 2020-2022 51

LIST OF CONSOB TABLES Table 1 Remuneration paid to directors, statutory auditors, the chief executive officer and general manager and other managers with strategic responsibilities 54 Table 2 Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities 57 Table 3 Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities 59 Table 4 Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities 60 Table N.1 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 61

Eni SpA Headquarters Piazzale Enrico Mattei, 1 - Rome - Italy Capital Stock as of December 31, 2023: € 4,005,358,876.00 fully paid Tax identification number 00484960588 Branches Via Emilia, 1 - San Donato Milanese (Milan) - Italy Piazza Ezio Vanoni, 1 - San Donato Milanese (Milan) - Italy Contacts eni.com +39-0659821 800940924 segreteriasocietaria.azionisti@eni.com Investor Relations Piazza Ezio Vanoni, 1 - 20097 San Donato Milanese (Milan) Tel. +39-0252051651 - Fax +39-0252031929 e-mail: investor.relations@eni.com Layout and supervision K-Change - Rome

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